Exhibit 99.1

Greif, Inc.
2017 Investor Day Presentation Transcript
June 28, 2017

CORPORATE PARTICIPANTS
Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications
Peter G. Watson Greif, Inc. - CEO & President
Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts
Ole G. Rosgaard Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - Americas & Global Sustainability
Hari Kumar Greif, Inc. - VP & Division President of Flexible Products & Services Greif, Inc. - VP & Division President of Flexible Products & Services
Timothy L. Bergwall Greif, Inc. - VP & Group President of Paper Packaging & Services and Soterra LLC
Lawrence A. Hilsheimer Greif, Inc. - CFO & EVP

PARTICIPANTS
Christopher David Manuel Wells Fargo Securities, LLC
George Leon Staphos BofA Merrill Lynch
Mehul Dalia Robert W. Baird & Co., Inc.
Ketan Mamtora BMO Capital Markets U.S.
Daniel Jacome Sidoti &Co., LLC
Adam Jesse Josephson KeyBanc Capital Markets Inc.
Justin Laurence Bergner G. Research, LLC
Gary Merwitz Investment Counselors of Maryland, LLC

PRESENTATION
Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications
Okay, good morning, everybody. Welcome to Greif's 2017 Investor Day. My name is Matt Eichmann, I lead our Investor Relations and Corporate Communications efforts here at Greif. Very, very pleased that you guys could all be with us today. Also want to thank folks that are tuning in on the webcast as well. I'm going to cover a couple of quick housekeeping slides and then we'll get into the meat of the presentation in just a second.

So quickly on safety. In the event of a fire, if we have to evacuate the building, all we're going to do is go right back out that hallway. At the end of the hallway, near the elevator shaft, you'll see a ladder, a staircase, and you can take that staircase straight downstairs and it will ship you right outside. So in the event of a fire, that's what we need to do. We've got plenty of food and beverage over here to my right. So at any time, please feel free to get up, recharge your coffee if you'd like, get some water, have a snack, it won't bother us whatsoever, we want to make sure you guys are comfortable and at home here.

If you don't mind, please silence your phones or your devices. I ask to just take a moment to do that. Obviously we're going to talk a little bit about forward-looking statements today. I'd ask that you refer to the safe harbor at your convenience, it's in small type up here, but it's also in your decks today.

And finally, the agenda. So -- I just want to point out on the agenda is that we're going to have 3 different Q&A sessions. The times that you see on the slide are tentative, depending on how fast or slow we move through a section, but we will get to different Q&A. When we do get to the Q&A, I'd ask that you raise your hand and we'll bring a microphone over to you. We want the folks on the webcast to also be able to hear the Q&A. We'll also be taking questions over the webcast, so if we pause for a second to grab a question off the webcast, that's what that's all about, alright?

So with that, again, thank you, welcome, and I'd like to ask Pete Watson, our President and Chief Executive Officer, to take the stage.

Peter G. Watson Greif, Inc. - CEO & President
Thank you, Matt. Good morning, everybody. So here we go. Welcome to Investor Day as we are celebrating and very excited about celebrating

Exhibit 99.1

our 140th anniversary as a company. For today, our goals for Investor Day are fourfold. We're going to review our businesses through our business leaders and Larry Hilsheimer. We're going to talk about what the transformation initiative did for our performance. We're going to address our strategy, our capital allocation priorities and also share with you our new phase, which is our Path to Grow. We're going to debut our 2020 targets, financial targets, which are in the deck. And then finally, I think most importantly, you're going to get a chance to interact and see our leadership team at Greif and what they're doing to make us a better team.

3 years ago, we embarked on a transformation, and we've done a lot of really great things. We're a much stronger business because of it. When you look at our culture of customer service, it's continuing to drive, it's a big part of our strategy and how we expect to grow. We continue to have and we will continue to grow our disciplined execution in how we run our business fundamentally. And last, we are in this position now to lay out a true path to grow and how we drive higher levels of performance in Greif.

Joining me today is our experienced and talented leadership team. You will hear from Larry Hilsheimer, our CFO; and our 4 business leaders, Tim Bergwall, Hari Kumar, Ole Rosgaard and Michael Cronin about our business. I'd also like to introduce to you our other executive leaders here in the audience, and if I could ask them to stand when they're introduced. Gary Martz. Gary is our executive EVP and legal counsel. We have DeeAnne Marlow, who leads our human resources. Doug Lingrel, who's got a fancy title of Chief Administrative Officer, which means he does a lot. He's responsible for IT, responsible for the Greif Business System and he also has global sourcing and supply chain. Matt Eichmann, who you know, runs our Investor Relations as well as Corporate Communications. That's the new responsibility he has taken in the last several months, doing an excellent job. And 2 people not on this list, if I could ask both of them to stand, Chris and David. David Lloyd, if you could raise your hand, David. He's our Corporate Controller and Treasurer, does a wonderful job. And Chris Luffler, if you could raise your hand, he is Vice President of Financial Planning and Analysis.

So what I would encourage you to do during the lunchtime or afterwards, take the time to introduce yourself, ask them all the questions you'd prefer to ask me and see if you get the same answers.

So Greif is a global portfolio of solutions, providing to common customers in different phases in the world. Our core business is around Rigid Industrial Packaging, it's around Paper Packaging and Services and it's about Flexible Products and Services. We talk about core business, those are the 3 core units that we talk about. We also have a legacy business, Land Management. Over 240,000 acres in the Southeast. That is a business that provides us great balance strength -- balance sheet strength and it also provides us strategic optionality for future.

The transformation created a much solid -- much more solid fundamental structure to our performance. So we're a stronger business because of it. This is our scorecard that we use. I'd like to walk you through some key elements. You can see we have 3 areas that we focus on. It's about our people, we want to talk about our performance to customers and we want to talk about our financial performance. And you can see on the safety side, we are tremendously committed to both health safety as well as environmental stewardship of the communities we work in and the communities we live in. Safety of our employees is paramount. When people feel safe and they're in a clean environment, they're much more productive and happier.

For the last 5 years, we've had reduction in our medical case rate. It is below 1.0, which is a very good standard. We will not be happy until we are at 0. Our aspiration is not to have anybody of our colleagues hurt. And environmentally, we do -- really incredible environmental record globally. We were just recognized by the Carbon Disclosure Group, it's a well-known environmental review that awarded us an A minus rating for environmental leadership. And to give you perspective on the scores, so the industry peers that we're in, the average score by Carbon Disclosure is a C. So we're proud of what we're doing, we have more to do, but we're in a good path. So with regard to customer service, you're going to hear quite a bit about our journey and our focus and our passion on customer service. We have 2 metrics I'll talk in greater detail. Making good progress, not where we want to be, but we're happy and we believe this is the big driver to how we successfully improve our business.

And finally, in our performance categories, we are better in every single financial performance metric that we track. I'd like to highlight 2. First is free cash flow. Our free cash flow from the baseline is up 32%. You've heard Larry and I talk quite frequently about the bellwether to any business success is your ability to day in, day out, month after month, generate consistent free cash flow. That continues to be a highlight for us and a high measure in what we focus on. And again, I think it's a soul into a business to find out how well you execute in your business fundamentals. And lastly, look at return on net assets. So we have a 570 basis points improvement from 3 years ago. Again, we're making good progress. We have more opportunities in all these metrics. And Larry, again, will share with you our 2020 goals later in the presentation.

So our vision is in Industrial Packaging to be the best performing customer service company in the world. We're not talking about drums, we're not talking about rolls of paper, we're not talking about boxes, we're not talking about bags. We're talking about a behavior to win in the markets. And you'll hear this theme over and over again. And we have 3 clear distinct strategic priorities about how do we come -- take our people, develop them, engage them and become the best team. And teams drive a culture of customer service excellence. You win in the market by outserving your competitors, meeting the needs and unmet needs of your customers and that in turn drives financial performance. And so what I'd like to do is walk you through each of those 3 elements and give you a little clarity.

So our first is about teams. We're about building and developing our people to become stronger teams. And it's really 3 things. We're trying to drive a culture of engagement. When you engage your people and they have a power and the right to be included and to be part of the solution and feel like they're leaders of the company, great things happen. So we spend a lot of time engaging our people and letting them know what's expected, what our vision is, what our priorities are and what they can do to help us get better. We make it very clear what the expectations of a team means, and we've outlined 4 distinct behaviors, so what our leadership team believes is behavior of a great team. And

Exhibit 99.1

that's really important.

You can talk about a team, but unless you outline what those behaviors are and how we expect to act as a team, it's up to the imagination. We want to be very clear on what a good team does and what we expect of all of our people, most importantly, our leaders. And lastly, all of our incentives are aligned to value delivery. We've changed that in the last 2 years. So all of our leadership team has goals that are for the greater good of Greif. So all of our targets and all of our performance pay is for total company. Our operations have the same types of goals cascaded to them in their operations. We are transitioning to a greater extent on our commercial people to a commission based on margin and not volume. And then as we talked about, our named executive officers, 70% of the performance potential is variable rate pay based on the total performance of the company. So we're excited about where we're going with people and teams, but like anything, it's a journey. One thing I will tell you, we have great people around Greif around the world and, again, that's a real competitive advantage for us.

Customer service excellence. You're going to hear that all day long. This is really critical to us. I believe -- been in this business for 31 years, in packaging. I've seen a lot -- I've seen a lot of change. There's one absolute truth I will tell you, my personal opinion, but I would fight to the death on this. There's one absolute truth in business in packaging. If you build great teams, if you are maniacal about serving your customers better than anybody in any given market, you will be successful. It's hands down undefeated. I have not seen any really successful company that doesn't have great teams and isn't the best serving their customers. That's what we're about, that's what we're trying to do. We measure it 2 ways. We measure a lagging indicator called Customer Service Index. That predominantly talks about do we deliver our products on time and in full to the promise of our customer and do we meet the quality requirements and performance requirements of us and of our customers. And then when we do have a problem, we respond, how well do we respond, time wise and effectiveness. And it's an aggregated formula and our goal is to be at 95% aspirationally. We're not where we need to be. We've made significant improvement. You can see in each of the business up there, we've seen great improvement. Again, the beauty of this is we have significant upside.

And then the last is the Net Promoter Score and that's a qualitative score. It's a leading indicator and it's really a survey. So we survey our customers, we ask them one question. Would you recommend Greif to another company, yes or no? And there's 3 answers. You can say, "No, there's no way I'll ever recommend Greif to any other company" and they will be a detractor. The other is I'm in the middle, "You're okay, sometimes you're good, sometimes you're bad. I'm just sitting on the fence." And then there's promoters who say, "Absolutely, you're the best thing, you're the best supplier, I would recommend you to my brother if he was running a business or sister if she's running a business." So that's the question in the score for Net Promoter Score, subtract the detractors from the promoters. And in industrial manufacturing, our best-in-class benchmark is 55 or higher. You can see the improvement we've made from wave 1, which was a year and a half ago -- a year and 3 quarters ago to just recently, we've made great progress. This is a great test of loyalty and this is the driver, most importantly the number isn't what matters, it's the dialogue you have with customers. So when we talk to customers, they identify here is what you need to do better and here is what you're doing really well, we'd like to do more. That's the value. And all of our leaders go face-to-face or on the phone and they have discussions with our strategic customers and then develop a plan and then follow up with them and a lot of them tell us we do a lot of surveys but hardly anybody ever follows up and hardly anybody comes back with a plan, that in itself is value. So that's we're about, and we again believe that this is the big driver to our success and how we grow the company. The key is we're not doing customer service just for the sake of "Hey it's pure enjoyment of serving our customers." We are doing it to grow the business profitably. So we have to see a correlation between our performance in customer service to our profitable growth. And so what these 2 charts show you is Q1 2015 to Q1 -- Q2 '15 to Q2 '17, the correlation between our Customer Service Index scores and our gross profit margin. You can see a correlation. And that's what you would expect. So this is really important. We're not doing customer service for the joy of it, we're doing it to grow our business and be great partners to our customer. There's statistical research that shows that. Our job is to demonstrate in real life that this works and trust me, it does.

Our third area of strategic priority is transformational performance. So we have 4 areas. We have profitable growth in targeted areas, we have how do we optimize our portfolio with plants and products in regions around the world, it is about margin expansion, gross margin expansion, it's about having better fiscal discipline. And fiscal discipline, Larry will talk about an SG&A cost structure we can afford. Now what we want, what we can afford to be competitive and lastly will talk about generating free cash flow on a consistent basis. So let me talk quickly about gross margin. As you can see, we've made really good strides in gross margin. Our Rigid Industrial Packaging business has the highest gross margin we've had in long time, and it is a combination of lot of things. So the driver behind gross margin improvement is something called the Greif Business System and let me explain little bit what that is. Greif Business System is a process that takes all the initiatives and activities of our commercial teams, our sourcing supply chain teams and our operational teams coordinated and integrated as one approach.

So what we do is, it's a focus on continuous improvement, it's identifying nonvalue-added activities and I define nonvalue-added activities as activities that customers will not pay for and they do not value. And if we're doing things in our business that they won't reward us for, we should really consider, should we do it, alright? It's a very data-driven, a very fact-based process where we identify hundreds and hundreds of marginal gain opportunities in our commercial approach, in our operational approach, in our sourcing supply chain approach. And all of those marginal gain opportunities that aggregate on the whole of Greif becomes thoroughly substantial. I might have a $5,000 opportunity in operations in Houston, Texas. And you can say, that's not a lot. If I take 500 of those together around the world, that's significant. And as you know, you got to deal with competitive environment and you got to deal with issues that you control. So we want to control what we can control and do that very, very well. This is really important. The business leaders will talk specifically about actions they're doing that are driving margin improvement.

Finally, what I'd like to do is talk about why we believe Greif is a very compelling investment. I'm going to walk through 5 of them real quick. So first of all, we are a comprehensive packaging provider. We have leverage to the industrial economy. We're a diverse global portfolio which mitigates risk. We've seen that in the last couple of years. We are driving to be the best performing customer service company in industrial packaging. That's very, very important to us. And again, I think that's an advantage that we will leverage as we grow. We've got disciplined

Exhibit 99.1

execution and capital deployment, and we have reliable earnings and cash flow. And last, we are committed to returning capital to our shareholders.

So before we transition to the next stage to our business leaders, we'd like to have 3 comments for you. One, really confident in our team. We've got a talented experienced team. You're going to get a chance to see them and get to know them better, whether they're up here or they're in the audience. Okay. I can't talk more about our passion for serving the needs of our customers. That is the key driver to how we will profitably grow this business. And I will promise you we are committed with continued commitment to disciplined operation, create value for our customers which in turn will create value for our shareholders.

So I would like to introduce 2 people that are leading our Rigid Industrial Packaging business. They're both here approximately 2 years, they've done a phenomenal job improving the trajectory of the business, most importantly done a great job leading the teams and making the Rigid Industrial brand globally very powerful. So with that, I'd like to introduce Ole Rosgaard and Michael Cronin.

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts
Good morning. Thank you. Good morning. Let me introduce myself. My name is Michael Cronin. As Pete said, I'm almost 2 years with the Greif business. My responsibilities are for EMEA and APAC for the RIPS, the Rigid Industrial Packaging & Services business. I'm very happy to be here today, very happy to share with you hopefully some of my enthusiasm for the business and my optimism as we go forward. I'm really happy to be part of Greif because being with Greif suits my leadership style. As a leader, I focus on customers, people and profitable growth. Did I already say how long I've been in the packaging business? I forget. I've been 40 years in the packaging business, 20 of those years at a senior leader role in a global environment. So a lot of experience in packaging, some experience in industrial packaging and 2 years with Greif. Ole?

Ole G. Rosgaard Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - Americas & Global Sustainability
My name is Ole Rosgaard, and I've also been with Greif for about 2 years. I head up our Rigid Industrial Packaging business in North America, in Latin America and also global sustainability. Before I joined Greif, I worked 10 years for the largest roofing manufacturing company in the world, where I was CEO for Central and West Europe. But enough about us, we would much rather talk about our teams and how well our teams have performed the businesses over the past 2 years.

I went too far. There we go. Our global footprint is approximately twice the size of our nearest competitor. And wherever we are in the world, we have very strong and intimate relations with our customers. In fact, we treat our customers almost as extended family. Recently, it came to our attention that one of our customers had problems with filling equipment. We also have filling equipment and the customer was using or was outsourcing their maintenance for their equipment, whereas we have a very strong engineering team. So what we did, we offered them to the customer to help. We went to their sites. So at the end of the day, we fixed the problem for them and we ended up recommending a preventive maintenance regime to them. And this is just a small example of how we impact and how we treat our customers, where we go beyond the sales transaction itself. Michael?

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts
So picking upon the differentiation word. We have an obvious differentiation in product. One of the areas that I'd like to highlight in differentiation is through our people. Three key areas. The first one would be our operational support group. These are a team of very experienced engineers. They're very capable people, building plants, executing growth plans, sometimes in difficult geographies. That's a real differentiation for us. Another area for differentiation is the Greif Business System. Within that Greif Business System, we have the capability to analyze and to review at a deep level the profit pools in the market in which we operate. So we measure profit pool by looking at the market attractiveness and our competitive advantage within that market. And that enables us then to build a picture on what we can do with pricing, what we can do in contract negotiations. That leads me then to the third and perhaps most important area of differentiation, is our global key account management structure.

We've got a team of experienced sales people around the world, who are supported by the pricing work that we do as part of our Greif Business System. They prepare for customer negotiations. And in that way, we can make sure the value that we're imparting into the product, into the business and into our customer service that that value transfers into a higher margin for us.

The other area that I want to come back to then is the product differentiation. So we operate in many markets, many geographies. That gives us the ability then as markets in some geographies ebb and flow, our broad base enables us then to be able to focus on growth and not get perturbed by market conditions in particular geographies. So the broad base is something that really drives our results and helps us to deliver. But it also is a differentiation factor when we deal with customers. So we're able to follow customers wherever they are. And that again is another differentiation. Ole?

Ole G. Rosgaard Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - Americas & Global Sustainability
And as Michael mentioned, we really operate with a low-risk model. We serve a wide spectrum of customers in 43 countries and we serve a

Exhibit 99.1

wide spectrum of end-use markets. So you could say that we have our eggs in many, many different baskets. We have a -- we spend a lot of time understanding our customers and their needs in each individual end-use market. And not only do we do that, but we also seek to understand our customer's customer and what they're looking for in these markets. So we can anticipate their future needs.

This slide here, it looks a bit busy. You could say it looks a bit like a piano, although it's a time line, but what Michael and I have been doing the last 2 years is we have actually been -- if you look at the business as a piano, we've been playing on the entire piano. We haven't just been doing 1 single thing. We've been doing many, many things in many different areas of the business, whether it's increasing margins, whether it's cash flow generation and so on. So we just want to highlight a few things. We have both -- we reorganized our commercial organizations. We have reorganized our operations, and we have added significant lean resources to the organization. What we have also done is we have done a lot of training and we have added clean room facilities, which serves an attractive end-use market. The reorganization we've done, we've done with the purpose of gaining a very deep and strong focus on the individual business and the individual customer. But we have also done that in a way to ensure that there's individuals that are accountable for the customers and for the businesses. So we have increased or amplified accountability throughout the organization. And everywhere, we have an agreement with our teams that status quo is simply not acceptable. We have to move forward and improve our business every single day. And we are relentless on that. We will continue that and it will never stop. You can always get better. Michael?

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts
I'm personally pleased when I see this slide, see the activity for the last 2 years. When looking back, it's always a good opportunity to review the big steps that we've made. We're not satisfied yet, but we've put down some really key building blocks for the future. I would start with the organization restructuring. I changed my team. The reason for some of the changes was not just to drive geographic change, but to suit the execution needs of the business plan. So for instance, in Western Europe, we focused on delayering the organization, making sure that we had a more homogenous approach to the market. And then another example would be in South Europe where we focus the team on growth and execution of growth plans. So that was the real driver for our organization change.

Another key highlight would be the global key account structure. So this was, as I mentioned earlier, we took very experienced individuals from around the globe, allocated key accounts and then we followed through with building key account strategies that were then shared with the rest of the organization across the globe. So that was a very key step. And then during 2016, Ole and I worked together to develop global strategies for 2 key products. That's the conical steel drum and then our plastic IBC, which is -- which are both global markets for us. A lot of the plastic investments shown here and we'll talk a lot more about plastic investments in the coming slides. Before leaving this slide, I'd like to highlight that we do continue to invest in our core steel drum market. And there's two key ones here. One is the Spanish conical drum market. We built and opened the plant in the tomato growing region of Spain, from which to supply conical steel drums. And then the last point on the slide then on your right-hand side is our large steel drum plant in Russia, another growth market for steel drums.

Customer service excellence. We make no apology for appeasing the point around customer service excellence. It's something that drives the business. We measure customer service relentlessly. One of the things we do within measuring customer service is track quality, and I'd like to focus just a little bit on quality because it's not just about delivering on time, but it's also about delivering a quality product. What we've done is we put in a series of quality councils across the business. And the role of these quality councils is to report on a rolling basis on the key quality issues that we have in the business. And then we work through eliminating the majority of those quality problems. And 1 example of that is that we found that one issue that was recurring was leakers, leaking drums, and we now have implemented automatic leak testing at the end of all of our production facilities. So we ensure therefore that we supply leak-free drums and we've seen that eliminated from the top quality issues. Ole?

Ole G. Rosgaard Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - Americas & Global Sustainability
Let me ask you a question. Hands up, those of you who shop on Amazon. That's a lot of hands. So when you shop on Amazon, you know you'll find what you want, you click and that's all you do. The next day, your purchase arrives on your doorstep. And that's what we call effortless customer service. And that is in fact what we are striving to do in Greif. We wanted to -- we want our customers to have an effortless experience when they transact with us. But what we're doing in this respect is that we are running projects within the company where we're looking at our processes and finding and identifying these obstacles or hindrances where we ask our customers to do a little bit additional work in order to transact with us. And the ultimate goal we have is to make it as easy as on Amazon. We have done a lot of training in this respect. Not only have we trained our leadership, we trained plant operators, we trained supervisors, team leads in the plants. We have trained our -- in fact, we've done more than 4,000 hours of training in the last 12 months for our customer service representatives, the inside sales team, in terms of how can we make it easier for our customer. We're not only training our -- the staff that interacts with the customers, we're also spending a lot of time talking about this inside the company. And you could say that we're modifying our culture, we're changing the culture in the company because you can have 2 people in the company that perform a function, they don't interact with the customers, but they are each other's customer. And if one of my colleagues that I need to do something for me so I can get back to a customer is slow in getting back to me, ultimately the customer also has to wait. And so we are raising the understanding of that in the organization. Throughout the world, we obviously have competitors. We have local competitors who supply 1 or 2 of the substrates we work with. We don't only have 1 or 2 substrates. We have 4 substrates, whether it's fiber, IBC, whether it's steel or plastic. That makes us a strong company. Some of these substrates, they obviously grow faster than others in the market and that's something Michael and I are keeping an eye on continuously. And what we're doing is that where we're growing and where we foresee growth, we are doing medium-term planning and we are deploying our CapEx where we get, so to speak, the biggest bang for our buck and where we get the highest return and where we foresee capacity coming

Exhibit 99.1

online in the future. Michael?

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts
So picking up then on the plastics and IBC expansion. These numbers are global numbers. So obviously, goes without saying that some countries growing at a much faster rate. I'd like to point out that steel continues to grow. The plastics, IBCs focus on -- then focus on IBC. The IBC market is growing particularly where transport systems in that country are well developed. Where they're less developed, the steel drum is still the preferred material or medium. We're often asked about the growth of IBCs and whether it's cannibalizing our steel drum market. And what I would say to you is there are specific regions or countries where that is happening with some customers. Generally speaking, the IBC is cannibalizing bulk shipments, from tankers to IBCs. IBCs offer our customers a cost advantage because they're easier to fill, faster to fill, I should say, faster to empty. And therefore, there's a cost advantage to the customer and that's what's driving some of this. So two key reasons for the growth in IBCs, one is bulk shipments coming down into IBCs and then the other is ease of use for customers.

Ole G. Rosgaard Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - Americas & Global Sustainability
So we're following that growth then -- in IBCs and plastics and the chart here show our activity or our investments in the last 18 months or so. In 2015, we opened an IBC plant in Germany. That was followed then in '16 when an IBC plant focused on specific customers in the south of the Netherlands. We then are following with an IBC plant in the south of Spain. Within a few months, that plant will be up and running and delivering IBCs. And then on -- as well as IBCs, we've got some very interesting plastic developments. One is the plant in Singapore, supplying jerry cans to the food industry in the APAC region. And then we're working now finalizing the plans for an investment in India with our joint venture partner on large plastic drums. So there's a lot of activity on plastic investment. And in North America, we have grown our plastics business and our IBC business a lot faster than the market has grown. That is the result of some very -- many ComEx activities, but it's also the result of a very strong and motivated team.

We have responded to this growth by investing in additional IBC capacity and plastic capacity in the Greater Chicago area. And we are building a new IBC plant in the gulf region in Houston. I will cover this plant a little bit later in the presentation. We have had a very positive and we continue to have positive margin improvements and this is to do with us playing on the whole piano. There's no single thing that we've done that have contributed to growing the margin. It's hundreds of small things we've done. We are deploying our lean resources in plants, we're looking at which plants we are -- we could say underperforming in, we have plants that make good money, but when we look at it, we look at the OEE, we determine that we can make more money in these plants. And that's really our focus.

I'll give you an example of lean activities. When I joined, I noticed that we were using up to 45 different pallet types, the pallets we ship our products on. So we did a lean exercise and looked at those different pallet types. And its evolution, nobody has ever questioned that, but we actually ended up getting those 45 different pallet types down to between 8 and 10 pallet types, still doing exactly the same, shipping our products, serving our customers. On top of that, we then went out and we did an RFQ on the pallets and the end result is that in the U.S. alone, we saved $1 million just by doing this. And this is 1 small example of a lean activity that we have performed. And we have loads of activities like that. And they have also contributed to increasing our margins. In addition to that, we are measuring each single plant. Each plant has got 10 activities ongoing at any given time in terms of how they can improve OEE, unplanned downtime, customer service and so on. And that's something we follow up on every single month and discuss with our plants. Michael?

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts
Thanks, Ole. This is my favorite slide. I like this slide because what it does is it shows sustained margin improvement. And what it does is it proves to us and our teams that the things that we're doing are making us a more profitable, more sustainable business. So for me and my team, we're very, very happy with this progress. There's a lot more we can do and margin improvement is a series of things. We -- you improve margins with marginal gains on small things. I'll share 3 examples and maybe a little story if I have time. But the 3 examples would be, as I mentioned earlier that we have a profit pool analysis with the different markets in which we operate. On top of that then, we have a team who carry out pricing diagnostics.

So they go to business, they go to markets and they will help that business analyze the profit, the pocket margin from various pieces of data that we have and then we are able to cut that by product and by customer. That then enables us to prepare the key account manager, leader, in order to prepare them for a negotiation that might come or that will come so that they know which work we're seeking to improve margins on. We know where we're looking to grow volume. So we're really prepared for those discussions.

And a little story that I'd share with you is late last year, I was called to one of our key accounts. This customer said they needed a meeting with me because they needed to understand why Greif had changed so much and why we were taking such a prepared, deliberate approach to our negotiations. I found that very satisfying, that we were being challenged in that way, because it meant to me that the message was getting through to all levels of the organization. The -- so really using our database, using the Greif Business System, preparing the key account for the negotiations they have and then the third area then would be we have -- when we redefined what we describe an underperformer in the business. This is a plant -- any plant that's delivering a return below their capability, we determine them to be an underperformer. And what we mean by that is that if we've made an investment that's capable of producing at a certain level, the plant must produce at that level.

Exhibit 99.1

And if not, it's underperforming. So then what we do is we put a cross-functional team into that business to look at the whole value chain to take cost out of the system, all marginal gain and all working towards improving the margins. The other area for improving margins, each time we supply a new product gives us an opportunity to increase the margin because it changes the product reference, it gives us an ability to start again with price negotiations. Innovation is solving customer needs and where those innovations solve customer needs is really where we can improve margins because customers are prepared to pay for value.

Three innovations to share with you here from the left-hand side is the product, an IBC, a barrier IBC, which we call Shield. Today, our competitors offer a similar product in a much more costly way of producing it. We've developed a proprietary system, which is patented that we can deliver barrier in a much more cost-effective way. And that then increases the value to the customer because they can put sensitive products into IBCs knowing that there's a higher barrier at a much more competitive cost. The middle graphic then shows our ability to deliver much more complicated graphics to some customers for their higher-added value products. So these would be typically short runs of specialist lubricants, whereby you get a graphic of a motorcycle or a graphic of a Formula One car or something like that. And we were able to make these -- we print these drums using digital printing. So we can offer this at a very low threshold from a quantity point of view and very cost effectively. The third area then shows 2 images. The image on the top, the white image, is what the naked eye sees. We supply a product to some customers who operate in some countries where there's a problem with counterfeiting. And it's a big issue for some of our major customers. So we help them to tackle this counterfeiting problem. The white product that you see has a UV ink. And when you put the UV wand, so a little light you put across it, you see the image then that you see on the bottom picture. So to the naked eye, it's white, and then you put the scan across it and then you can see that it's a genuine product from the genuine supplier. So it's helping our customers' customers. The bottom line on this though is that these are adding value to customers. And where we add value, we can increase margins.

Ole G. Rosgaard Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - Americas & Global Sustainability
Now in addition to these 3 examples that Michael has highlighted to you, we have many more. In fact, we have a whole funnel of innovation projects on the way. We have an innovation process that we follow as well. Some of these innovations that we have in the funnel will ultimately lead to patents as well.

That concludes our presentation to you this morning for RIPS. We thank you very much for listening. And we will now pass you over to Hari Kumar, who heads up our Flexible business and will review that with you. But before we do that, I just want to add that we're very excited and we're also proud of Hari and his team. They've done a wonderful job of improving our Flexible business and putting that on a very positive trend. And I'm sure you'll be very excited too. Thank you.

Hari Kumar Greif, Inc. - VP & Division President of Flexible Products & Services
Good morning, and welcome to Greif Investor Day here in New York City. So I have -- in this slide, I want to do two things. One, introduce myself, then also give you a sense of the business that I lead. So my name is Hari Kumar. I've been with Greif now for over 7 years. 1 year has been as a lead and head of the Flexible IBC business. And I've 20 years of -- 20 plus years of experience leading transformation and operating and managing businesses. I know last year, during the Investor Day, I had presented and shared the -- our transformation strategy to turn the Flexible business around. And I know that we all know that till the very recent past, Greif kind of struggled with this business, right? So that was why it was important that we shared our transformation strategy and I wanted to share with you where we are on executing the transformation strategy. I'm happy to report that on all critical milestones that we set ourselves, we've hit all the milestones so far, right? And so the team has delivered on that strategy so far. Of course, it's a journey, and we'll continue on this path for a while. And we're also happy to share with you that we are, since we are achieving success, we want accelerate the pace of change, so we'll share with you some 2020 targets as part of Larry's presentation.

But let's come back to the business. We're still the leading business in this industry. We're -- it's a fragmented industry. We make more bags than our competitors. We sell more bags than any competitor in this industry. So we're still the #1 leading player. The -- one of the reasons that makes us #1 is we have a very comprehensive portfolio of products. We serve multiple customers in the chemical industry, in pharmaceuticals, in high-end food, in construction, in mining, and so on and so forth. And no 2 customers are the same. Even for a single customer, their requirements are very diverse, right? So a customer may have 60 specifications, each being used for a different product in a different machine in a different location. So that's what makes this business complex, and that's why we have a wide range of product portfolio. That's good. And we're proud of having that complexity in our business.

Why do our customers prefer to come to us? Why do our customers like us? So 4 points of key differentiation. Number one, I talked that we're still the leading player. We have over -- we have 15 manufacturing sites all over the world, and we have more than 20 commercial and sales offices. So that gives our customers a global coverage with the local service, right? So -- and our customers like that, that depth of coverage.

Second, we have the best technical team, both on the sales side as well as the commercial and operations side. So the team helps us design difficult bags, design a wide variety of bags for our customers, but we also make those bags in our production facility. So we have both. And obviously, one has to appreciate that this is still a very labor-intensive business. So there's a lot of human error. We do make mistakes, and it's natural. And so when we do have a customer claim, our team is very quick to find solutions for that because they have the technical knowledge. That's why I think the customers like us and keep coming back to us.

The third area of differentiation is that we're very good at high-end products. There are products, for example, that sell the infant food market.

Exhibit 99.1

We recently invested in a Belgium facility in Izegem, a world-class clean room facility to make high-end bags for baby food, milk powder, right? And so that kind of capability is not easy to replicate, it's not easy to copy. And we now fully operate that facility and we're scaling up for a market uptick. So that's an example of how our customers see the high-end capability in our business.

And then last, I believe that we have a balanced network today. We didn't have it in the past. What I mean by that is, obviously, we have 15 facilities and we do a great job in making our customer products. But we are not in some countries. We're not in some areas. We're not in some regions. That's because we grew through acquisitions in this business. So what we've done is we have now, through a strategic partnership, identified key suppliers or key partners in the gaps that we have, and we have through a very rigorous process, qualified them to make our bags, because we're not just buying bags from them, we are making our bags in the third-party locations, and our customers like that. So those are the key differentiators for our business that make us the world leader.

And if you look at the numbers here, obviously, we've done well from where we are where the baseline was not very impressive to start with, but we achieved significant progress in the Net Promoter Score and the Customer Satisfaction Index. I think the primary reason why we're able to do that is this was a business that grew through acquisitions. We know that. We acquired 4 competitors and we worked several years focused internally on integrating, on transferring capabilities and on building capabilities, right? Now we're focused on selling our customers. And we are getting the basics right. As I mentioned earlier, this is still a labor-intensive business. There might be claims that will come as part of the manufacturing process, but I think what separates us now is that, one, we have reduced customer complaints, more than 50%, in Turkey, for example, which is the largest operation that we have. In Mexico, which is the newest operation that we have, right? That is also how we service these claims. I mean, the speed with which you react and the extent to which you solve the problem. So we're getting a lot better at basic blocking and tackling and improving the quality for our products.

On this slide, I think I have to -- I got to call out Tim Bergwall, my colleague here. Tim runs a business that has the best score ever, right? So we look at our business internally, and we often talk about PPS as being absolutely the world class. So what we did also as part of this improvement is we asked him to address my management team, and we had a 2-hour interactive session where we asked him questions about what makes his business better. And we came up with a lot of ideas on how to make our business better, how to sell our customers better. Some that required some investments, some that required no investment, just minds have changed, few simple changes here and there. What -- out of that session, we created a road map that we have committed to, that is in my goals and objectives for this year and next year, and we'll cascade that down. So we're doing a lot of simple things right repeatedly, and that's what's driving the preliminary discourse.

On the margin, as you can see, the business is doing well, there is a significant improvement in quarter-to-quarter performance, the margins. And I want to spend some time on this slide. One, this is not by accident. I know we could do that in the past, but we're doing it now, and I think we can do more. There are several reasons for this. One is we use the Greif Business System, right, very consistently. And we also try to leverage the big Greif, the all of Greif, so let me give a few examples of that. I've already talked about how we leveraged Tim's business to improve our customer satisfaction and customer service excellence initiatives. Ole had accompanied me on my first visit to Turkey, which is our largest site. And we worked together to get the team excited, because Ole has done a really good job in the -- last year in turning the North American business around. So what the Turkey business did was to hear some success stories. Actually, we managed to get the team excited about our transformation strategy. So -- and then Michael and I, we worked in Europe, we do joint customer visits. So we bounce off ideas. So there's a lot of connectivity of people. We were recently at Interpack in Germany for a trade fair, and our teams worked together in many joint meetings with the customers. And I think the customers are beginning to notice that, and they like it. They like the fact that we're bringing a common team together. So -- but obviously, a large part of their margin improvements is coming from product margin improvements. We're also taking a lot of cost out from our largest operations. For example, in Turkey, we did a 19% improvement in our labor productivity over last year, and we continue to do that. So there's a lot of lean operational improvements within the 4 walls of the factory. We've also optimized our supply chain. So we're trying to deliver products on time, but also trying to reduce the cycle time of the delivery. So there's again fundamental use of the Greif Business System principles in making the business better.

I also talked about third-party manufacturing. I think that's the reason why we're able to improve our margins because, in some cases, the products are probably better off made in lower-cost countries, right? And if you don't have access to that, but we can make those products at our quality, then our customers are better served. So it's a combination of all the different levers that we have in the Greif Business System that has led to this margin improvements.

Lastly, I have to thank my team. I mean, this -- the Flexible team is very young, very talented. There are a lot of people there that really believe in this business. They have -- they are really good. And they want to succeed. And so we now have created a momentum, right, and they're driving many improvements in multiple factories and locations. In Turkey, the team that we have is really good. They're young, they're super motivated to improve the business. We turned our operations in Vietnam, which was a loss maker for a long time and now it's a breakeven, and we're scaling that up, right? So the Vietnam team is doing well. In Mexico, we still continue to have some challenges. It's going to take some more time for us to improve that business, but we're -- we have a good plan there, and I believe that we will succeed there as well.

So the last slide here is the 2020 commitment for the business. We are committed to having at least a 20% gross margin by -- on a run rate basis by 2020, and hit a 10% operating profit margin also on a run rate basis. How are we going to get there? Let's start with this year. We're -- like I said, we are focused on the fundamentals, we're trying to make our business better on getting the basics right. So we'll continue to focus on getting those activities right, including on the commercial side, making margin improvements, driving cost out from the operations and making our supply chain tighter and better.

Next year then, once the business -- the basics are fixed, we will leverage the business and we will focus more on growth. We have plans to

Exhibit 99.1

grow in the Asia region and both the Americas, so both are 2 target areas of growth. And in fiscal year '19, we will optimize more of the way we go to market and will continue to grow. And I think growth is a big part of our path to reach our 2020 commitments.

Lastly, I think the key here is not to do everything together at the same time, right? So we have a good plan to sequence these initiatives. And as I mentioned, I see a lot more younger talent, younger leaders come up. They want to do these projects, but the trick is to sequence them so that we have a balance of easy projects, difficult projects and high-impact and medium impact ones, right? So we have a good handle on how we want to sequence this. I'm very excited about the team, very excited about the business, and I hope I'm able to get you guys excited about the business as well. Happy to answer questions during the break, and then, Matt, I hand it over to you for Q&A.

QUESTION AND ANSWER SESSION #1
Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications
Okay. Ladies and gentlemen, we have about 15 minutes here to take our first batch of questions. If you got question, please raise your hand, we'll bring a mic over to you so that we'll get you on the webcast as well, too. Chris?

Christopher David Manuel Wells Fargo Securities, LLC
Ole and Michael, if we could go back to Slide 19 for a second. You showed us some of your different products by category where there was steel, plastic, fiber, and you addressed some of the growth areas there. But you also had your end uses of product. So kind of 2 questions here. One, which of these are -- do you consider to be the fastest growing? Which are shrinking of the end uses? Can you give us a sense of where those are. And perhaps, is it different geographically?

Ole G. Rosgaard Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - Americas & Global Sustainability
Yes. Maybe I can answer that in part. One of the end segments that's definitely growing, that's the ag chem and the food markets. That grows in line with population growth around the world, and there's a lot of focus on that. I would say that's the one we are -- one of the ones we are focusing on at the moment. Chemicals is growing. We see a lot of, I mentioned earlier in the Gulf region, we see a lot of investments from big, multinational customers being put into the Gulf region, and that's all focused on chemicals. I'll say these are probably 2 of the big ones.
And we haven't really seen any shrinkage in any. So of course, you have them going up and down, but when you look at them overall over a period of time, you have the oil price going down then you see some -- you see chemicals having a little dip, but it's come up again. So it's difficult to say that one is shrinking and that one is growing really fast. I would say they've all been fairly stable. Food is probably the one that is fluctuating the most, but we don't control the weather yet. So we'll always see a little bit of fluctuation on that one. The good thing there is that you have different harvest seasons, whether it's Latin America or whether it's in North America. So if Latin America is down, then in North America, then food is -- it tends to be up and so on. So they all balance each other out at the end of the day.

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts
I would just add 2 pieces of color to that comment. I think I'd agree with everything that Ole had said and just a little bit of color. One of the fastest-growing markets that we see at the moment is food. And in particular, tomato paste. The world has an insatiable appetite for tomato paste, particularly in the Far East. The other thing I would say then is the nuance where we see less commodity chemicals, more speciality chemicals in Western Europe, let's say, where the commodity chemicals are shifting to other parts of the world, Saudi Arabia, for instance, or China, being replaced by specialty chemicals.

George Leon Staphos BofA Merrill Lynch
George Staphos, Bank of America. Appreciate all the details so far in the rest of the day. I have 2 questions. First of all, when you consider the concept of complexity, you obviously have within your businesses, very complex markets, end markets, product lines. You've done a very good job over the last several years of raising your margin and part of that has been to be paid for complexity. Where do you think you stand, scale of 1 to 10, 10 being maximum, capture full effectiveness in terms of getting paid for what you should be paid for regarding that complexity, how would you rate that across your businesses? It's my question to all 3. And then, Hari, just my follow-on question. You laid out a chart that gets to 20% gross margin, 10% operating margin by 2020. Can you talk a little bit about the cadence, sort of like, okay, we fix the business this year and then we're going to grow. And that's great, but can -- if you put a little bit more detail behind that.

Hari Kumar Greif, Inc. - VP & Division President of Flexible Products & Services
You asked about, I think, the first question was on complexity, on a scale from 1 to 10, yes. Yes, we can always get paid more for that. I think we are getting paid. A lot of our customers actually want to simplify that complexity. And so we work with them on maybe a slightly different way. But are there opportunities to improve? Yes, there are. I don't know. I can't put a number to it, but it could be 6 or 7.

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts

Exhibit 99.1

I would add that this is something that we manage on a daily basis. The balance between commodity and speciality, the pricing discussion between volume and value. It's an everyday occurrence. So -- and I don't think we'll ever get to the stage where we're happy with what we have. There's always improvement. Because the customers are always trying to take advantage of speciality without paying for it. So the negotiation is constant.

Ole G. Rosgaard Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - Americas & Global Sustainability
I would add to that on complexity, we -- the internal awareness of managing complexity has been heightened the last 2 years. You have a drum and you just don't fill it with anything. Depending on the content of the drum, you have to have different liners, you have to manage a lot of different things. Depending on where you look in the world, we have some organizations where our level of managing that and getting paid for it is much more advanced than in other areas of the world. So I would say in the U.S. for instance, we're fairly advanced, and to use your scale of 1 to 10, I would say there's always room for improvement. So we're probably at 7 there. If you go to some countries in Latin America, I would say then, there we are probably around 5, and perhaps even sub-5 in some of the countries there. But it's something we are aware of, it's something that we're managing, and it's something that we -- through the training of our ComEx organizations that we are leveraging, and that's where the Greif Business Systems also come in. So we've developed -- Michael and I have developed a common training program for all our commercial people and organizations, which we are rolling out worldwide through the Greif Business Systems.

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts
And we measure customers by pocket margin, so with all costs included. So where the complexity is, we know how it transverse into pricing or not.

Hari Kumar Greif, Inc. - VP & Division President of Flexible Products & Services
That was the second part for George's question on Flexibles. You were asking about the cadence, right? So that's a good question, and I'm glad you asked that. I think it's a combination of different things. So number one, this year, in fiscal year '17, we're still trying to fix the basics. So there's a lot more of improving productivity in our largest plants. But also, it's -- some of our businesses are really doing well. For example, China, it's doing phenomenal, right? So if you can just look at what China is doing right and then try to copy that into our other businesses and other -- and that's happening right now. We're also expanding in China, right? As we speak right now, China is expanding its sewing capacity and fabric capacity. We're also expanding in Ukraine, which is probably very close to China in terms of performance. So we're going to expand Ukraine. Turkey is catching up. Turkey is catching up with these top performances. Turkey is big. So when Turkey catches up, there's a significant scale difference there. We're also growing even today, even this year, even though we didn't plan for any growth, we are seeing growth in Europe, where our share is pretty strong. For example, in France, I think the team has done a phenomenal job in trying to regain customer share and in trying to regain lost business. So we're actually seeing some real growth year-over-year in France, which is a difficult area. Also there are some obvious choices. In Latin America, we have a tremendous opportunity to grow organically. In the U.S, we can grow more. In Asia, definitely we can grow more. So there are some white spaces or some obvious areas where you can just organically grow. And then the last is our network is getting better. I talked about third-party manufacturing. I think that's a big vehicle to fuel our future growth. Because we have now equally qualified, almost Greif standard partners, and they're getting better. And there's a lot of transfer technology and capability. But as they get better, we'll have much more capacity to funnel this growth. So those are some of the examples are always -- we will continue to do the Greif Business System, right, doing the basics right.

Mehul Dalia Robert W. Baird & Co., Inc.
Mehul Dalia from Baird. Thanks for all the details. You all outlined the Greif Business Systems as a key process for the transformation thus far and into the future, but this is something that you've had in our arsenal for quite a long time. So I guess, why was the time now, but I guess, it's been implemented and why not previously even though you have the Greif Business Systems at your disposal even before?

Peter G. Watson Greif, Inc. - CEO & President
Sure. Thanks for the question. I'll take that. The Greif Business System has been in place since the early 2000s. The key to it is practicing it, and the key to is it accountability to the leadership. And what you've seen in the past 3 years is just greater accountability to leadership. And it's a center led approach, so Doug Lingrel, who's in the audience, leads that process. But Michael, Ole, Tim and Hari own it and they're accountable to use it, they're accountable to drive results. And in the past, we measured it on a tracker savings, not aligned to the P&L. Every activity we drive they talk about marginal gains and activities are line items in cost of goods sold. And we don't track savings, we track our gross margin, and elements in the cost of goods sold are the activities driving value. That's the accountability piece. And these 4 gentlemen own it, along with Doug Lingrel, and I think that's what's made a difference.

Ketan Mamtora BMO Capital Markets U.S.
Ketan Mamtora, BMO. I just wanted to talk a little bit about your IBC business. Can you talk about how much you've invested so far in that business? And then as you look ahead, can you talk about growing internally in that business versus M&A?

Exhibit 99.1

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts
That's a good question. What we've done is we've outlined a number of lines that we put in. I don't think I have a number of what we've invested in IBC. I would say that from a -- certainly from an EMEA and APAC point of view, the market is growing at such a rate that we can grow through our targets without M&A. So if we continue to invest CapEx in the market growth, we can maintain the growth pattern that we want. What we will do is to look at M&A in the reconditioning part of IBC. There's an important part of the business, which is collecting IBCs and rebottling those IBCs and where we find opportunities for M&A in -- with businesses who are experienced at collection and reconditioning, I think that's an opportunity for M&A.

Ole G. Rosgaard Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - Americas & Global Sustainability
And I can say that obviously, we are growing our IBC business faster than the market is growing, and we're responding by adding IBC plants and adding IBC capacity, and we will continue to do that in the future, but it's difficult to put a precise amount to that. We will respond to the demand the market gives us.

Ketan Mamtora BMO Capital Markets U.S.
And how much is the market growing right now in IBC?

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts
On average, it's growing -- globally, it's growing at almost 7%. But of course, that's an average and you look at some specific geographies that are growing much faster than that, and that's why I referenced the point has been to install enough capacity for organic growth without M&A. So specific markets, it's growing. In some regions, it's growing in double digits.

Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications
Okay. We just got one question over the webcast and we'll get back to the presentation. This question is for Hari, it's from Gabe Hajde at Wells Fargo, asks can you please discuss the cost structure of FPS products. Are there certain regions specifically where you've chosen partner with local manufacturers?

Hari Kumar Greif, Inc. - VP & Division President of Flexible Products & Services
The cost structure basically maybe there are 3 drivers. One is the resin cost, which in our business is the largest cost, so it depends on where you buy resin. So that's one driver of cost. The second driver is the labor cost, which, if you're in a low cost country like Vietnam, China or India, your labor cost is obviously lower, but then you got to balance that with productivity or skill. In a country like Turkey, costs are higher, the skill level is also higher. So it's very difficult to have -- balance it out.

Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications
Are there certain regions specifically you're focused on third-party manufacturing?

Hari Kumar Greif, Inc. - VP & Division President of Flexible Products & Services
Yes, so because the Flexible IBC business was created through acquisitions, we didn't have any presence in India, because the Indian manufacturing didn't come with the acquisitions. So that's an obvious gap. So what we tried to do is identify, through a very selective process, key partners that we think have the potential to have the capability as a Greif facility -- and we've started making our bags with those partners. We're also looking for some nearshore partnership in the European region as well, so not just in India.

Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications
Terrific. Folks, we're going to move on to next section. We have 2 more Q&A sessions coming up, but we want to stay on the agenda as possible. So Tim Bergwall is going to come up next. Tim has done a great job, his team overcoming some pretty significant market headwinds over the last year. He's got some really exciting developments in the paper business, and he'll take you through that now.

PRESENTATION
Timothy L. Bergwall Greif, Inc. - VP & Group President of Paper Packaging & Services and Soterra LLC
Great. Thank you, Matt. Good morning, everybody, and thank you for coming. My name is Tim Bergwall, I've been with Greif for 15 years. And I've been in the containerboard and corrugated business for about 30. So what I'd like to do this morning is talk about our system and

Exhibit 99.1

our strategy, how we go to market and where we're taking this business. And I'll talk a little bit about some of the trends. We are not the largest containerboard and packaging company in the business, but what we do have is very high quality. Our plants are located in the eastern half of the U.S. We've got 2 paper mills with 4 machines, and we produce semi-chemical medium, recycled liner and recycled medium. We ship that paper into our converting division, which is called CorrChoice. And they have -- CorrChoice is a sheet-feeding operation, they've got 5 plants, and they've got 6 corrugators. And they also do other specialty products, which I'll talk about in a few minutes. We are a highly integrated system, meaning we've got -- we're in the low 80s, and that has not changed even though we've added capacity to our paper mills over the last couple of years. So when we talk about our niche in the market, how we go to market, it's really based on 3 things, 3 key fundamentals. And that is, number one, speed. We want to be the fastest, have the shortest turnaround and the shortest lead time on all products. Period. The second thing is we want to do all those things in customer service to be viewed as an indispensable supplier to the corrugated box converter in the U.S., right? And then lastly, we want to be trusted by our -- and viewed as a partner to our customers. And to do that, we believe we have to be non-conflict. So we don't compete with our customers. What we do is complementary to them. We don't want to compete. And that actually makes us pretty unique in the industry.

So I'll go into more detail about this. But before I do that, I want to level set the audience with the conventional models that exist today in the corrugated box business. There's basically 3 different ways that people manufacture corrugated. There's a full-line corrugated box plant, which is the most common. That's got a corrugator, this is the machine that combines the paper into the layers that make the corrugated sheet. They have a corrugator in that building, and they've also got downstream converting equipment. So they can print, cut, slot, fold the boxes. They do everything under one roof. And these are typically owned by the big integrated companies. The next type of plant is called a sheet plant. They don't have a corrugator. So they've got to buy their sheets from the outside. And usually, the reason they don't have one is that's the most capital intensive part of the business, takes a lot of space, with the machinery and all the paper. So you typically see these local sheet plants, they don't have a corrugator. And these are typically smaller, they're not running the volumes that the full-line box plants do. They've got a niche, but they're still very much a generalist model.

And then the sheet feeders is the third kind, over on the left of the slide. And that's what we do. Now a sheet feeder only has a corrugator, and they're just running rectangles of corrugated sheets and they're shipping it into the sheet plants. Now when you look at the corrugator that's in a sheet feeder, it's got to be a lot more sophisticated because they're running all grades, all substrates, all flutes, any quantity, lot more complexity. They've got to be low cost, they've got to be able to turn around a complicated mix overnight. So their technology is typically much greater even than a full-line corrugated box plant.

Okay. So I'm going to talk about our system, and we're designed very differently than the conventional models, because what we've done is we've taken a very advanced, world-class sheet feeder and we've combined that with a targeted, specialized converting capability underneath the same roof. And we refer to this model internally as the Sheet Feeder Plus model. So the plus represents this converting capability that's specialized. And that could be anything from triple-wall bulk boxes to Asitrade graphic sheets to a signboard product that we make to replace foam board, fully recyclable in retail operations. We make specialty tapes and closures. We also make specialty coatings. So regardless of what this plus capability is, when you combine a world-class sheet feeder with this plus capability, we're finding that the margins are 2x that of a sheet feeder-only business. So we love this model. It's one that's very complementary to our customers. We do sell through the trade. So we're selling those things through our customers, and they're very complementary.

We've also found in just about every plus product that we've gone into, we've been able to deliver faster to the market. So we're taking advantage of speed, lower cost and using our customers to resell the product. So if we're selling to 400 different box plants and they've all got 7 salespeople, that's a pretty good sales force, right? And that's how we sell. There are some instances where we go direct to market, and we only do that if it's conflict-free because that comes back to what I said before, we want to partner with customers not compete with them. When you look at this Sheet Feeder Plus model from the eyes of our customers, what they see is a network. They see a network of capability. And in fact, it's not uncommon that our customers order for multiple sites. We're all on the eastern half of the U.S., so we're in somewhat of a cluster. They can order from several plants and take advantage of that full portfolio. The other thing that we're doing a lot more of these days is we're moving demand around our Sheet Feeder system. So if we find we get very busy in Michigan, it begins to threaten our lead times, we'll shift that demand down to Ohio. And more and more we're doing that and the customers are fine with it as long as that product shows up on time and the quality is good.

That leads me into customer service excellence, and from a customer service perspective, we're performing very, very well. And we've got the Net Promoter Scores to validate that. And other than the equipment and the technology that we've got, that comes really down to the people that we have and the mindsets, and we're really have that mindset embedded in our business. That starts with the general manager of every plant. They not only have P&L responsibility, but they've got responsibility for the customers. So they're running the plants and they're the sales people. So if the customer needs something changed or enhanced, they've got the authority to come back to the plant and get it changed quickly and that's typically how things work.

In addition to them, we will deploy multiple people into our customer sites. So it's not uncommon in a typical month they're sending a team of people in to see our customers, they could be people that work in maintenance, continuous improvement, safety, customer service, manufacturing. We send these teams in and we do things like training and benchmarking and machine audits and maintenance projects and lean projects. And because we're all geographically pretty close, it's not difficult to do that, and we got a lot of value out of it. And we get the value in a couple of ways. Number one is the relationship, obviously, and that really drives that Net Promoter Score. But the other benefit is that when our people are embedded in our customer's location, we learn a lot. We learn about what are those critical touch points that we need to improve and how do we change things to add more value. Perfect example is the back end of the process. We manufacture sheets and corrugated products all day long, but the back half of the operation, that delivery to them in a JIT basis is very, very critical, and we've been

Exhibit 99.1

spending a lot of time on that. So our customers now have the ability to sequence trailers. They can actually dictate the way they're loaded. So the truck has 20 items on it, they can sequence it the way they want. So when it arrives at their plant, the doors open, they can pull off the unit that they need for the setup that they're working on now, that just saves time. It's all about efficiency.

The other thing that we do is, and this is something that we started in our Michigan Packaging business, is that we have this geo-alert capability now where when a truck gets close to a customer's location, within a preconfigured distance, say, 15 minutes. It will send out an auto alert to the smartphones of our customers and it will tell them, your truck, 1, 2, 3, will arrive in 15 minutes. It's got a bill of lading ABC on it and they can click on that, bill of lading link and they will tell them exactly what's on the truck. So these are just little things. I know we see that in our lives a lot in retail. These are relatively new industrial packaging that they save time. And they help our customers organize things. And it's not just one truck coming, a lot of customers are getting 7, 8, 9 trucks a morning. So if we can shave off a few minutes with every truck, it saves them a lot of time in the long run. So just a few examples of some of the things that we're doing in customer service.

This is my final slide. When you look at this one, obviously, what you see with the gross profit margin trends are price cost squeeze. And if I look at the first half of this year for us, we've been chasing higher old corrugated container prices all year. So this is really the impact of OCC. When you look at the average OCC increase by month and I look at the first half of the year, it's been about $57 a ton. So that $57 a ton would suggest that we had a headwind of about $19 million. When we look at our actual results for the first half, we're down about $6 million year-over-year. So we have made some progress. We've done a lot of good work unlocking throughput, getting more volume through our plants, we're very busy. We have been able to reduce our energy consumption in our mills. We've -- commercially, we've implemented one price increase. We're working on a second one now. We've announced the third, so it's very much a state of catching up with these escalations in OCC costs. But we're making good headway. I would also say that we fundamentally changed our mix in that time period as well. So selling a lot more specialty products and that obviously enhances our margins.

We've also done some nice process upgrades in our paper mills. That team has done a great job upgrading our stock prep systems in both mills. What a stock prep system does is that where you process OCC. So as the old corrugated containers get more outthrows in them as we recycle more, you need better processing capability to separate plastics and other outthrows. The other thing we've done is the Massillon mill just completed a 2-year buildout on a new wastewater treatment system at that mill. That's going to provide a lot more freshwater to make paper out of. And when you have freshwater, everything improves, right? Your throughput, your maintenance, how often you need to change your clothing, how well your chemicals work, you eliminate risk of odor in your product, literally everything gets better. So that plant will be operational in July, and we expect good things from the folks at Massillon once that system is up and running.

So I'd like to conclude with just a comment that those of you who follow our industry probably know quite well, there's been a lot of consolidation in our business. It seems like every quarter, we hear about another independent box company getting bought by a larger company. And we do -- we've had customers that have been acquired by companies that have paper mills and they have corrugators. But the testament to us that our value proposition is still sound is that despite all that, we're still growing. Our sheet feeders are up 11% for the first half of the year versus last year. The market's up maybe 3%. So that's unit volume. So we're growing. Our customers are growing and together, we've been successful. And even with those companies and plants that have changed hands, we're either stable with them or in some cases, we're growing. So we're convinced that this model is the right path for us. We think the sheet feeder plus model is unique, and there's a niche for us. And we think that that's something that we can grow even out of our current geography on the eastern half of the U.S.

So with that, I will hand over the floor to our CFO, Larry Hilsheimer.

And that concludes the reviews of the operation. So Larry's going to talk about how all this comes together.

Lawrence A. Hilsheimer Greif, Inc. - CFO & EVP
Thank you, Tim. Good morning, everybody. I'm Larry Hilsheimer, now privileged to have been the CFO for Greif now for 3 years. It's been a period of transformation, and we're really thrilled about changing forward toward growth.

And so this morning, I'm going to talk to you about our path forward, what are our financial plans, what are our commitments, talk to you about the process that we're going to deploy to approach growth opportunities. And -- but let me first give you a little bit of background for those of you who don't know me. So I'm now in my 39th year of my professional career. I'm among the oldest here, obviously. But the first 29 of those was with Deloitte & Touche, and about half of that was spent as a tax adviser, which will come into play a little bit later in the presentation. I followed that up in a CFO role, and as President and operating role at Nationwide Insurance. I ran some businesses after being CFO. Spent some time as CFO at Scott's, and then I've been at Greif now 3 years. So a lot of good experiences that, I think, have helped here. Obviously, I stepped in at a time when the business was truly troubled, and we're really thrilled to say we are going to meet the commitments that we laid out 3 years ago in June -- or 2 years ago in June. And we're very confident about that for this year, and that lays the foundation for our path forward and we have an extremely strong financial statement.

Our balance sheet is really great. Our cash flow, we're very confident about and it gives us the fuel that allows us to look forward in how we're going to grow.

Let me talk about this a little bit. The things I'll cover, capital allocation priorities and process. I'll talk about some additional opportunities that we have to further reduce our cost structure. And I'll also talk about what those commitments, what we're going to commit to you and it

Exhibit 99.1

will be exclusive of M&A. So anything we do above that is obviously additive. And should we not find opportunities, then we'll be returning more capital to shareholders. And we already, as you probably know, are a pretty nice dividend-paying entity.

So let me move now into just a little bit of discussion on the capital deployment and look at this maybe 2 ways, annual cash deployment and then just priorities on just overall capital. So we look at this -- one of the key things that we are absolutely committed to is maintaining the high performing businesses that these gentlemen just described. There was a period where Greif was not deploying capital in a maintenance level consistently. It is something that Pete and I believe in passionately, as do all of our operators. But we spend the necessary money on maintenance to make sure that that machine keeps printing, the cash that this machine drives. I've told many of you in the audience, this business, well run, is a cash machine. Pull up the ATM, pull it out. It's coming. If we run it well, we just print money. And that's what our job is, and that's what we'll do.

The second then is making sure we pay that annual dividend. And I can't -- I'm sure many of you remember the conversations we had, quarterly calls when everybody was challenging me about, gosh, are you guys going to have to cut your dividend? And I would be steadfast, no, we're not going to cut the dividend. What we're looking forward to is increasing the dividends in the future as we drive performance improvement.

And then the last is opportunistic capital, and we'll talk more about the process that we've developed to go about that. And a little pause here on how did we develop this process that I'll go through. And it all relates to us doing a really deep dive on the 21st century operations to date of Greif. We looked at the 42 acquisitions that we've made in the last 15 years, and we beat them up. And we say, what did we do wrong? What did we do right? We did more wrong than right, and we build a lot of lessons learned from that. And we've now built that into our process to make sure that as we go forward, we do everything we can to make sure we don't make mistakes. Now we're human, maybe we will. But we're going to do everything we can to try to assure that we don't because we look at it as our fiduciary obligation to our shareholders, to make sure that we protect your capital very, very carefully. So we'll go through that a little bit.

But our priorities, invest in the business, as I said. Maintain the financial flexibility that we have. We'll talk a little bit about our debt ratios. We've talked about it before, 2x to 2.5x. We feel with that and our financial strength and our balance sheet, which is also supported by our land portfolio, gives us great flexibility. We, right now, without -- we would never do this, obviously. But we could spend $650 million on a business that generated 0 EBITDA and have no problem with our covenants, okay? If we did something 8x EBITDA, we could spend $1 billion. And that's without even talking to our lenders who would love to lend us more money, okay? So our capacity to do transactions is really, really deep. But the ability to find transactions that are going to meet our standards is going to be very challenging. But we are proactively now looking at that, okay? We haven't been, we are. We believe confidently that we're hitting our transformation commitments. And as we've said before, we weren't going to do anything in that time frame other than maybe some integration opportunities in paper, but we are now fully focused on what can we do to help grow the business.

And then maintaining our high dividend yield. And as I've said before, if we're not able to identify opportunities that meet our branded criteria, then we'll be looking to return additional capital to shareholders. And if you do, you'll all go do your models. You do the models and you start figuring out how much capital that is, a lot.

Just a little background on what we have been typically doing and just sort of another little nugget, I guess, relative to our capital spend. So this depicts generally what we've been doing at '17. '16 was similar, '15 was similar. We -- call it a third -- 30% to 40% is maintenance capital. Like I said, we are always going to be spending that amount on our maintenance. We might have a mill redo some year where that goes up some. But generally, this is going to be pretty standard.

Blue is the growth things. You've heard a lot already today about things we have been investing in already. And you'll -- obviously we have those things coming every year. Some of that you just do because if you're not keeping up with the Joneses, so to speak, if you're not competing, doing the things that your competitors are doing, you're going to lose market share, you're going to lose margin. So some of the things we invest in keep us in the game. But many of them, obviously, we look to do more than that, trying to focus on driving growth. And we'll talk about a few of those later in Pete's presentation.

And then the last piece is back office. There's a lot of new things going on technology-wise everywhere. But most of you also remember, we've been in the process of finally integrating this company into one ERP system or almost one. I mean we'll have bits and pieces of the world where we probably won't be on the same one. But by the end of 2018, we'll finally be to 1 from starting at over 60, okay? I mean it was a momentous task. We've been spending $10 million a year on that ERP project, okay? Well, that's going to end. And we have not been starving other capital for back offices, we're implementing Workday. We're doing other things on forecasting programs. We're spending. I mean I've had people ask this for a while. Are you cutting back? We haven't cut back on things. We've spent the money we need to spend to have this business be a well-run business. But that's going to end. The $10 million a year will end in 2018. That's going to free up $10 million more in annual capital that we have for other opportunities.

So I'm going to spend a little bit of time, slow down here a bit and help you understand how we go about our capital allocation. This has evolved, like I said, over the past couple of years as we've been, Pete and I, primarily focused on how are we going to approach growth when we come forward. And this has evolved also just out of a lack of a disciplined process, at least in my opinion, when I arrived at Greif, which I think was one of the challenges we had. It's been great to be part of the new team to try to fix some of the olds of the old team.

So when I got to Greif, the allocation of capital was effectively everybody got some, okay? If you run a business, basically whatever your depreciation was, you sort of got it. Not a whole lot of discipline in that. And so we've changed it to a Greif first process where everything

Exhibit 99.1

comes in a funnel and we end up deciding where does the capital go and it's going to go to the best opportunities, right? That's -- we've done that, alright? This is incorporating that and going a step further as we look to how are we going to grow the company.

So the construct of this -- now if you start on the left, you say, organic growth, why is that even on your capital allocation? Why? Is that just day-to-day stuff. Well, we don't look at it that way. Every plant has to justify its existence every year. And they're not going to get maintenance capital as continuously if they can't show that we're going to deliver the returns we need. We'll shut it down if we can't fix it, and we've done that. You know we've shut down over 40-some operations. So if you can't produce the returns we need, you don't get capital to just sort of maintain. It's not a charity around here. So we're looking to say, how do we just keep improving things?

As you go to the right on this slide, you'll see the top categories. New equipment in an existing facility, new plant in an existing geography, new plant in a new geography and I'll split forward to the prior. This then shifts to acquisitions. Consolidation of the current footprint. Making an acquisition of a competitor in one of our core spaces. Geographic expansion. Do we do more things in different places in the world? Do we look at different new geographies and don't read anything into this? Japan, Australia, places where we aren't or maybe places where we can do more. Product adjacencies, process adjacencies.

And on the far right of this slide is brand new stuff that's not really close to what we do. Now I'll look -- as you look down a little bit how this slide works, and it's really meant to be a tool, it is a tool for our businesses, is we have this line called risk factor, okay? The risk factor, you'll see, it gets red the further you go to the right, right? And no, I'm not going to tell you the hurdle rates or the risk factors, but they go higher, right? And the standard gets really high as you go farther out.

When we go back here on organic growth, the standard is pretty low. I mean our -- we always have to return more than our cost of capital, okay? So you see that line, the risk factor then is additive. And the way we deploy this tool is we ask each of our businesses that if you are considering an opportunity, you need to first consider the opportunity on your own, your team, go through the analysis, look at what the returns are. If they don't meet our hurdle rate, stop.

Don't come and tell us, oh, this is some great thing. We're out of the passion business. We're into the process business. It doesn't meet our hurdles, it isn't happening. Now we need to pressure and say, are we looking at it the right way? Are we considering everything? So then if the businesses start doing that and they have adjustments, if it goes through this process and meets our hurdle rate, okay, come on in. Bring it to Pete and I. The process, the way it works to come to Pete and I is it first goes through Chris Luffler's financial planning and analysis group. And we have analysts in his team, we beat it up. Sometimes there's a little tension. Let's have a little argument about whether things are right or not, question things, beat it up. But at the end of the day, our business presidents like it. Initially, people thought they wouldn't like it. They actually like it. They like it because that team challenges their team so that when it gets to them, they look at it more strategically. Okay, let's make sure I've thought of everything from a market perspective, but now I feel really comfortable that the numbers and the analysis is thoroughly -- it's been vetted, okay? Then it goes to the business unit presidents, then it comes to us. As part of that process, this is just another one of the things that they have to fill out in the process, which it takes that first hurdle rate and adds to it these things at the bottom. See the risk factor considerations? We ask them to generally think about it while they're going through the process and sort of consider it while they're figuring out, does it meet our hurdle rates. But these are all out of our lessons learned.

These are things that we've looked back at all the past sins, so to speak, and said, hey, there were things we didn't consider. So it then all funnels into this sheet, which then comes up to what's our ultimate hurdle rate. I would say most of the time, this is going to increase the hurdle rate. But there could be instances where it actually -- there's mitigating factors. So let's say we're looking at our distribution footprint in a particular geography. We may end up having an acquisition that would add a warehouse capability that might enhance our distribution capabilities. That could actually mitigate risk for us in some places in the world. So it's possible it could go down.

But we're trying to have a very disciplined process about allocation of capital, and we've been employing this already and we feel very good about the process. We feel very good that we are thinking through all the things we can identify and applying it in a thoughtful financially driven process to make sure we return value to our shareholders.

Later in -- during Pete's presentation, there'll be a number of projects that they'll talk about that already went through this process. And we've had things that have come through the -- don't come through. I mean we say, no, which is, I guess, the proof of the whole deal. So all this goes back to what I talked about earlier. We are very confident in our financial strength. We're really proud of what this team has accomplished in the last couple of years. The dramatic improvement that we've had relative to what we're producing from an operating profit standpoint and a cash flow standpoint is pretty astounding when you really look back. And if you look at the commitments to that we laid out and when we get there from where we started to where we end up is, I think, exceptional performance for our shareholders.

Now on this, we've talked to 2x to 2.5x, we're going to approach this bottom really rapidly because, obviously, our debt level is going down, our EBITDA is going up. So it doesn't take a really great mathematician to figure out it's going to happen pretty rapidly.

And then the other good thing is we have further opportunities to drive our SG&A cost down. I mean if you're just look at the trailing 4 quarters, you look back at the slide Pete had at the beginning, we've taken out $114 million of SG&A cost. That is way in excess of what we initially thought we were going to be able to take out when we laid out transformation a few years ago. We've taken $40 million out of that from dispositions of businesses. But the remaining, we took out, and these are net numbers offsetting cost increases of salaries, inflation, that kind of thing, the -- and that's trailing 4. So we have the rest of this year, that's going to increase that number. The 10% objective on SG&A for this year is one of our transformation commitments is still -- that one we believe we're going to get there, but it's going to be close. The

Exhibit 99.1

dramatic impact of currency from the beginning of when we went about our transformation to now has really deflated our top line. We're U.S. centric, it's made it more difficult. It's taken out a lot more in actual cost than we targeted, but we've made the commitments so we're going after it. And -- but we're not doing it in a manner that is going to impair our ability to drive the top line and bottom line. We're trying to be smart is the bottom line.

But now, this goes forward. And I mentioned ERP system. ERP system is a key element of our capacity to take cost even further down. And what it does is, first of all, it can help us in our ops areas a lot, support our S&OP process, a lot of other areas that we can utilize to gain more information, improve OpEx, other GBS capabilities. But it enhances our control structure, our audit fees as -- for an enterprise our size are too high with our external auditor, Deloitte. So those should come down, alright?

Our finance of the future, as I talk about here, we've had to manhandle numbers to get things done. We won't need that. So we're looking at how do we structure things, going more to shared services, but doing it in a way that treats our people fairly who have done excellent work for us. So those optimizations in finance can also be replicated in IT and also in HR.

So we believe we have a path to getting us down in that 9.5% range by sometime 2020 or coming out of 2020, and that's incorporated in the targets that we've laid out.
Another opportunity, this goes back to my tax days, one of the things that I've been really challenged with since I've been at Greif is our tax rates are way too high for a company that is so international in scope. I mean we've all paid attention in the U.S. to the discussion about the fact that U.S. tax rates are too high, and we would be thrilled if they lower U.S. tax rates. We'd be a beneficiary, our shareholders would benefit. That would be great. Border adjustment really doesn't mean a whole lot to us. So that will all be positive.

What I wanted you to focus on here, though, is this interesting opportunity we have. So unlike most companies who are as international as we are, we actually have higher tax rates internationally. If you look at the proportion of those -- that blue spot, the tax expense on the right is our international tax expense. Our share of income on the left is our international tax income in the blue. Obviously, not an efficient tax structure.

Now you might say, well, why don't you just get that fixed? Well, we're working on it. It's not as simple as snapping your fingers. I mean a lot of this has to do with our organization structure and changing legal entities, working with various joint venture partners, doing all of the things that we need to do and making sure that we're doing it in a way that does not put us at risk in an environment where the tax authorities around the world are much more coordinated, much more sophisticated than they've ever been. The information that you are required to provide is substantially more than it has ever been historically. There's a thing called BEPS, if you want to go look at it, base, erosion, profit something, that the OECD has come out with and it enhances the game. But we're not trying to -- this is not about doing bleeding edge, tax planning, taking high risk. This is about taking our effective tax rate down. Your effective tax rate does not get changed if you have to set up reserves because you've been aggressive on things. We don't have to do aggressive things. We just have to get our org structure right, got to get our intercompany charges right. We have a huge opportunity here. And a lot of this is not baked in to the guidance because when are we going to get it done? You just got to work through it in a conscious way, but I just wanted to share with you that this is a big opportunity for us.

So let me close just with our commitments to 2020. These are not on a run rate basis. I know some of you weren't real excited about us having run rate kind of things, so we just decided, okay, let's make them real for 2020. Now Hari talked about the FPS commitments on their 20-10-10. That would be on a run rate basis coming out of 2020. Obviously, you guys can do the math on the next page for FPS. You would see it doesn't meet that criterion in 2020 itself. But we feel very confident in achieving these objectives, and we're committed to delivering them. We think it shows great upward trajectory. And again, I would just reiterate, this does not include any kind of M&A activity. And if we break that down then into the individual entities, you'll see that each of them, and if you walk through them, there's nothing here that is outlandish. It's not easy. It's going to be hard, but the return metrics for each of the businesses, I think, are very sound.

So with that, let me close and we'll move over to Q&A. I'll turn it over to Matt.

QUESTION AND ANSWER SESSION #2
Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications
Thanks, Larry. Dan, I think you had a question first?

Daniel Jacome Sidoti &Co., LLC
A couple of questions. First, for Tim. I was wondering, what has been the customer response on the price increases? It looks like you were able to mitigate, if my math is right, 2/3 of the OCC headwinds. And then also on the just-in-time improvements, thanks a lot for the color there. I think you said now you're doing 600 orders a day on the CorrChoice, if my memory serves me correctly. I'm getting older. Last year, you said 500. So just walk us through how did you get there? Was it sort of the GO things that you've been doing? And then I had a question for Larry after that.

Timothy L. Bergwall Greif, Inc. - VP & Group President of Paper Packaging & Services and Soterra LLC

Exhibit 99.1

Yes, thanks for the questions. The first one I would say that the reaction from our customers has been that price increases are always difficult. And -- but if you think back even going further back, a year and a half to 2 years, there's been erosion in pricing, too. So there's always volatility, and I think they have been accustomed to that. But we work with them on the price increases, and I would say the first one, which is a $40 move, was implemented with relative ease because it had been awhile. We're in the middle of one now, which is $50 a ton. For us, that will be concluded in July. And now, we've announced a third one. So it's -- as you can imagine, it gets a little bit more difficult with each one. But for us, we've got a unique position because we're supplying raw materials. We go out, we work with them to increase what we've got to have on those raw materials. And then if they need any support implementing it into the box market, we support them. So I'm not in those meetings, but from what I've heard from them is it's a little bit more challenging now than it was on the first one. To comment on the order processing at CorrChoice, we kind of talk about a range of anywhere from 400 to 600 orders per day, but it's per plant, right? And that's really on a 24-hour period. So I would say the order complexity has probably gone up a little bit. And as we've grown, we've certainly taken on sites that order a choppier mix, we call it. But all in all, I would say we haven't really had a big change there, kind of just the same. 400 to 600 a day, depending on the location.

Daniel Jacome Sidoti &Co., LLC
And then a question for Larry on the tax line. What's the long-term sort of way to think about it? But in your vast auditing background, do you have experience with sort of things? I'm assuming yes, but just intercompany transfers and things of that nature that you think you'll be able to bring to the table?

Lawrence A. Hilsheimer Greif, Inc. - CFO & EVP
Yes, so I was never an auditor. I ran some businesses at Deloitte and I was a tax person. But so the -- yes, in my experience, the opportunities for us to drive that international tax rate down are a little bit like what Ole and Michael described in their efforts to drive margin. There's a lot of marginal opportunities to improve our tax structure. And it had to do with setting up a bunch of intercompany loans that were not justified. Just old stuff from back when tax authorities were not sophisticated. And so we've -- obviously, we don't take any of those deductions because I don't feel like putting any of my colleagues in harm's way. And so that's led to our tax rate being higher than it needs to be. So getting a fair and supportable intercompany charges structure, eliminating holding company structures and loans that were not justified and just getting our org structure in a fashion that is really just sort of normal will drive our tax rate down pretty significantly.

Adam Jesse Josephson KeyBanc Capital Markets Inc.
Adam Josephson with KeyBanc here. Thanks for taking my questions. One for Tim and one for Larry. Tim, thank you for all the details earlier. You mentioned you've been playing catch-up for the last several quarters because of rising OCC. Presumably, that's related to the e-commerce growth that you and everyone else have been experiencing. Can you talk about the impact you think e-commerce has had both on demand trends and on OCC trends? And do you expect those trends -- do you expect demand to continue to rise along with OCC? And will you be continuously playing catch-up in that scenario? Or will things maybe play out differently?

Timothy L. Bergwall Greif, Inc. - VP & Group President of Paper Packaging & Services and Soterra LLC
Yes, great question and great topics. Let's start with the e-commerce sales. When you look at box shipments, we've seen pretty good box shipment growth. Obviously, it's e-commerce. I've read a lot, you write a lot on CPGs and flat demand, why is box demand going up. And clearly, we're packaging a lot more than we ever have, right? Items that used to go to a store on a pallet are now getting broken down separately. They're being placed in separate boxes and they're being shipped to our doorstep, right? So it's a good time for us. Demand is very high right now in most of these plants. And so I do expect that to continue. I expect that demand to continue. When you look at the other side of it, the collection of OCC, this is an interesting blip, I think, in our industry. And in fact, recently, Larry Hilsheimer and I took some time to go tour a recycling facility in Cincinnati followed by a trip to a big landfill in Columbus, Ohio. And when you talk to the insiders and you ask them, what's going on? What do you see? First of all, we see a lot more corrugated. Well, it makes sense, right? We're all throwing it away at home, it's getting collected, it ends up on the curb, it ends up on these big processing centers. But what you also find out is that the equipment and the way that they're capitalized, they can't sort it as effectively as they want to, but the price is high. So it will only be a matter of time before they reinvest in those recycling facilities and they get their capture rate up. So I think that part of it is temporary. I think we're going to see that we capture it, we begin to see those recovery rates go up again, they'll add to the supply. But having said all of that, I think that this is somewhat of a new norm and that's the way we view it in the business. OCC is not going to be $60 a ton. It's going to be north of $100. And that's the new norm for us, so that's the way we view it.

Adam Jesse Josephson KeyBanc Capital Markets Inc.
And Larry, just a follow-up to the OCC and then one of the -- your 2020 targets. So do you expect -- short-term question, do you expect OCC to go up again in July? And if so, by what order of magnitude considering this medium price increase you have on the market is, at least, partly related to your expectations for OCC? And then on your 2020 targets, can you give us just -- I mean it's 3 years out. I mean do you expect your cash flow to just go up in a straight line? Or do you expect there to be a little more bumpiness? Can you give us any road map for how you see the next 3 years playing out in terms of free cash? And just lastly, on those targets, what are your underlying economic assumptions under -- what are those targets if you have any? Because obviously, we're kind of in the later stages of the current economic expansion. We're 9 years in. So I mean do you expect continued low and steady growth thereafter?

Exhibit 99.1

Lawrence A. Hilsheimer Greif, Inc. - CFO & EVP
So on the OCC question, we're not sort of in the game of speculating what we think OCC is going. I think Tim talked about it well. We don't see any -- the demand factors going down. We don't know what will go on with the Chinese government, so it's kind of difficult to predict. That's why we've got an assumptions page in there and we talk about assuming OCC is stable to where it is now. We -- it'll -- we expect it will fluctuate over time, but I think Tim hit it well that we don't think it's going back to $60 a ton kind of thing. And the thing incumbent to us is we need to make sure that we're able to continue to achieve the pricing we need and the operational efficiencies to drive the margins in that business to justify it, and we're confident about that. Relative to those 3-year forecasts, we do have an assumptions page in there. We're -- they're based on very nominal growth from a GDP perspective, sort of 0 to 1 kind of percent. We're not predicting anything outlandish by any stretch. We believe that we should be able to grow better than that because of our focus on customer service, that's why the CAGR would be higher than that. In addition, we do incorporate into there, the deployment of our ongoing capital projects. So about 50% to 60% of that growth in that time is related to deployment of CapEx, just normal CapEx, no M&A. In terms of the cash flow, it's bumpy. We see it every year. Our second half of the year is better cash performer. A lot of that is related to ag seasons and that kind of thing. But I wouldn't -- it isn't going to be wild. I mean it's moderating path up to that level. Some of that is going to relate to how well we do on really dramatically improving our supply chain capabilities, which we are confident in. The gentleman sitting right behind you is sort of front and center on that, right, Doug? And Doug has done a good job, really good job of working with our team, our sourcing group that we've commented before. We really are really pleased with our sourcing group but we just need to get that supply chain piece better. We are focused on our S&OP process. It's just back to all these marginal elements. But I think generally, pretty much upward.

Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications
George? I think George has a question.

George Leon Staphos BofA Merrill Lynch
Larry, a question for you that will then segue to the rest of the team. So we're not going to hold you or expect a quarter where we see the tax rate decline by some basis point amount. But generally, when should we start to see a more meaningful drop in the tax rate? And how important is the hitting of the goals that you laid out for the team in driving that performance? Because obviously performance is different than expectations. That might then feed back into your ability to lower that tax rate. And then my question to the operating heads, there are some relatively good but sometimes aggressive goals out here in terms of revenue and margin. What are the one -- what is the 1 or perhaps 2 things you need to get right in the next few years to hit those targets?

Lawrence A. Hilsheimer Greif, Inc. - CFO & EVP
So addressing the tax item, George. In our second quarter call, we talked about the fact that we expect like $0.05 kind of thing over the next year. I mean some of it will fall this year if we get some things done, some in the next year. Predicting when we're going to able to get the rest of the stuff done. I just really can't tell you. It'll be sometime in this next 3-year period. That's why we didn't build in any big tax savings. And you'll see in the page of assumptions that we moderately pulled down our expected tax rate, and then we have said effectively that our cash taxes would be about the same as our effective tax rate. That statement in and of itself is not effective tax planning, okay? While we have an opportunity to drive further down in our effective tax rate, most plays in tax planning is actually just deferring payment. How do you push it off into the future? How do you continually do new things to push it out so that your cash tax rate is lower than your effective tax rate? We're not even building that in. So I think we have a lot of opportunity. I wish I could be clear, but we're working through those things right now. And then relative to the challenges for the group, I mean, you're right. There are some pretty lofty objectives in there. But like I just said in response to Adam, about half of that, 50% to 60% of our growth in bottom line profit and generally about the same amount on the top line growth is really tied to just capital projects, CapEx projects we already have in gestation, which we'll talk about in a little bit. And then also additional capital that we're assuming we're going to deploy into things that meet our hurdle rate over the next few years. So some of that is incumbent on us finding those other opportunities in niche spaces.

Justin Laurence Bergner G. Research, LLC
Justin Bergner here with Gabelli & Company. I just wanted to ask a question around Rigid. I'd love to hear from sort of the business unit heads in terms of how the company thinks about the trade-off between volumes and margins when deciding on business to go after. And then secondly, if I look at the 2020 target for Rigid, it looks like it's about a 3% CAGR which would be sort of at or slightly above the market growth rate. And yet, you continue to emphasize walking away from some business due to the margins there. So that would seem to potentially be relatively aggressive if you continue to walk away from business. Any color there would be helpful.

Ole G. Rosgaard Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - Americas & Global Sustainability
Let me answer that one. In terms of the targets that Larry went through, obviously, internally, we work at targets and goals that are much more aggressively, and so we start with those. And then we worked our way backwards into what we call the lead targets. So we focus on what activities do we need to drive on a daily, weekly, monthly basis in order to reach our internal aggressive targets. In terms of volume versus value, of course, we need and we want volume, but we really look at every single transaction and every single business opportunity that we can get. We really look at that from a value sense. Of course it means that sometimes we don't get the value out of it as we ideally would like. But it still presents a good opportunity for us and then we go forward. Another element of that is always to make sure that we have a fairly high capacity utilization, and that's also why we have closed down assets in the past to achieve that capacity utilization. And

Exhibit 99.1

that helps us also to drive our margins in a healthy direction.

Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications
Go ahead, Chris.

Christopher David Manuel Wells Fargo Securities, LLC
A couple of questions. First, Hari, when you think about -- kind of address your segment, 10% hurdle for 2020, how comfortable do you feel with that? Is it something that you think is pretty achievable? And then I've got a follow-on that dovetails in for Larry.

Hari Kumar Greif, Inc. - VP & Division President of Flexible Products & Services
I think if we maintain the same pace that we have in the past 1 year, very comfortable. There are some challenges that we have in the business still that we're addressing. For example, Mexico is a challenge. We've tried to turn that business around. It did improve for some time and then it kind of regressed a little bit. So those are some of the challenges that we do have. And the last one is the growth. We still haven't -- this year was not a planned year for growth, but we did grow in terms of businesses. But as we plan more growth in the out years, depending on how good that is, then these numbers can be much more achievable. But to answer your question, very comfortable.

Christopher David Manuel Wells Fargo Securities, LLC
That's helpful. And then, Larry, a couple of elements to this. So first, when I look at kind of the 2020 plan, so the big piece being I think you laid out a cash flow objective of $230 million to $270 million, pretty wide range. But what would be the key milestones that would get you that towards the high end, low end of that range, number one? And two, as I look at some of the constructs you highlighted on Page 50 of the targets, they would seem to be very conservative in relation. As an example, in the Flexibles business, you're listing 20 to 30 EBIT. That would be less than, at the midpoint, less than an 8% margin in 2020. And you highlighted 10% -- 9.5% for SG&A, but at the midpoint, it's closer to 10%. So in some elements would seem to be somewhat conservative. Just your thoughts on that and what are some of the milestones of the cash flow piece?

Lawrence A. Hilsheimer Greif, Inc. - CFO & EVP
Sure. So a couple of elements to it. Yes, the cash flow range is relatively wide, but it plays directly off of the range on the income. If you take the income increase and you back off the taxes, you're effectively close to the change. The elements that will take us either on the lower end or the top end is how well do we do on working capital? Are we like -- you've heard Pete and I say it all the time, our goal is to have management of working capital be a cash generator. That is really difficult to do every year, okay? If we're able to do that, we'll be more top end. If we're not able to do it, we'll be more at the bottom end. I mean it's really that straightforward. Yes, I mentioned on FPS that the 10 20 or the 20-10-10 for them is actually run rate coming out of 20, so their target and their midpoint is a little lower. I believe that the midpoint on the SG&A is actually like 9.7% and at the top end of accomplishment it's 9.5%. And we believe that we can get to the 9.5% probably more coming out of 2020, but we're going to, obviously, make every effort we can to do that more quickly. Is that responsive? Did I get all of your questions?

Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications
We'll take one more question in this period from Ketan, and then we'll get back into the presentation.

Ketan Mamtora BMO Capital Markets U.S.
Ketan Mamtora, BMO. Larry, I want to come back to your comment around M&A and returning cash to shareholders. So this is a 3-part sub-question to that. One, how would you have us think about the timeline around this? Is it -- on M&A, is it 12 months, 24 months? Is it a 3-year kind of a timeline before which you decide you want to go ahead and return cash to shareholders? That's number one. Second, which product or geographies do you find most interesting at this point? And then finally, how much would you be willing to lever up for the right kind of opportunity?

Lawrence A. Hilsheimer Greif, Inc. - CFO & EVP
Great. Thank you for your question, Ketan. So on the 3 elements, from a timeline, we don't have anything hard and fast, that if by this date. But what we do have relatively hard and fast is we really don't want to get into an inefficient capital structure that we're deep below 2x leverage. Our capacity to do deals is not going to change if we end up distributing cash and keep our leverage ratio at that level. I mean our balance sheet will be extremely strong, our cash flow will be strong. So we'll be monitoring that on a regular basis, and you might have seen that they announced the board authorized a stock repurchase extension of our -- what we're able to do. And so we'll just be monitoring it and determining how we would return that capital from a time to time kind of basis. Obviously, our board will go through the process when we do that. Relative to the -- what spaces do we find attractive, I'd go back to our process map that we laid out. Closer to core is better. And I'll use an example Ole and I talk about. Ole's already started doing this, Michael started doing. We have our footprint -- let's even just talk about steel drums maybe for a minute, plastic, whatever. We serve a lot of the chemical companies and a lot of our plants are tied to where they

Exhibit 99.1

are. But we also serve a lot of others. The example I use is like food oil, okay? Well, what if we have a big food oil customer that just happened to become a customer because they happened to be located near our chemical customer, okay? Maybe they have one in Wyoming? We're not in Wyoming. Maybe we should be in Wyoming. So it's -- a bit of it is just trying to find where is the white space where we can actually do what we already do but have customers that we could serve. So we're exploring all of those opportunities. Those things are a lot more attractive to us. We really like our closures business. Our closures business makes us unique. It's not a big business, but we actually supply closures to all of our competitors. Why? Because our Tri-Sure business is excellent, okay? We're the best at what we do. Can we extend that business? We've already talked about integration in paper. I mean that's very attractive to us, looking at opportunities in that space and the plastics. And Michael mentioned expanding our recycling network in our plastics business. Those are the type of things that are probably most attractive to us, and we've got active efforts ongoing with some advisers on looking for those. Did I respond -- did I address all 3?

Well, I mean that almost gets to that same analysis. For the right opportunity, and we would define that as really high return opportunities where we really feel comfortable with whatever synergies that we would identify that has a -- and if it's a new business, a strong management team in that space that we probably would maintain. I mean we feel very comfortable leveraging up pretty dramatically. I don't see that as a likely result. I mean -- but if one came along, we're very confident in our balance sheet. I mean we're sitting here with 240,000 acres of timber, and we've talked about that before. Operating our business the way we're now operating it, we have -- we will have plenty of capacity to do virtually any deal we could find.

Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications
Terrific. Okay. Thanks very much for your questions. We're going to proceed to the last portion of the presentation. We'll have a final Q&A session after that.

So with that, Pete?

PRESENTATION
Peter G. Watson Greif, Inc. - CEO & President
Thank you, Matt. So our last section today is to review our Path to Grow strategy. What you're not going to hear from us is how big we want to become. It's not going to be about top line and revenue. What we're focusing on is how do we improve the profit growth of this company in line with the metrics that Larry laid out for 2020. Everything we do is about creating value. Part of that could be top line, but we're focusing on bottom line performance and cash.

Three elements of our Path to Grow strategy, it's process, it's the strategic path we will take and it's about our priorities in mergers and acquisitions.

So if you look to start with, Larry talked a little bit about process. Why is process so important? It's the foundation for anything you do. We talked about the process of the Greif Business System. Sound process drives performance, okay? In a process, no one outside of Greif can impact you. We own it, we control it. No external pressure can put you off line of your process. That's why it's so important. We control what we can control. We want to be perfect in executing on our process. So we got 3 elements. We talk about lesson learned. We're going to talk about clearly understanding our core, which is about our core business. It's about our core competencies, and it's about our core markets and customers.

And Larry talked about the robust investment -- risk investment profile. Those 3 are completed. And then our fourth process, which we are in the process Doug Lingrel is leading, is our integration and synergy capture process. That's what we're going to talk about.

Let's look at the past. Since 2005, we did over 40 acquisitions. And what we did is we went back and said, what did we do well and why? And what didn't we do well and why? And our leadership team and our Board of Directors went through this rigorously and we have a very good understanding of those elements. I also personally talked to several CEOs and wanted to find out from them. When you were successful in growing your business, what did you do and why was that critical and important? And when you weren't successful, what would you differently?

So we took all those bits of information and packaged it together. And we identified opportunities that we would focus on, ensuring we improve going forward.

We showed this slide earlier. This is about demonstrating who we are and what our core is. I said it earlier and I'll repeat it. So our core businesses, our Rigid Industrial Packaging business and our Flexible intermediate bulk container business. And why? They both serve global customers, similar markets, same customers, same and new segments.

Secondly, our Paper Packaging business is core, and Tim demonstrated we have a proven track record in the model we employ to serve as a trusted partner to both integrated companies and to independent box makers.

We talk about core competencies should provide us with a competitive advantage, so we've spent a lot of time with some third party people evaluating what do you see are our competencies and then what we believe our core competencies to be. And so we outlined our top 4

Exhibit 99.1

advantages that are aligned from our core competencies, and we're aligning that to our near-term strategies. So our first is we feel passionate about, we have a distinct culture that we are growing is about serving our customers with excellence. We think that's a real competitive advantage and a core competency we're getting better at. And we're going to align that mindset with how do we align to growth to strategic customers in all regions around the world.

Second, we have a global manufacturing footprint. We're #1 products here. Size is not necessarily by itself an advantage. How we execute and use that size is really important, and we're going to pursue that global footprint in our Rigid Industrial Packaging to align ourselves with customer demand and favorable end use market trends that Ole and Michael shared and talked to you about today.

Last, Tim, I think, articulated that we are a trusted partner to independent and integrated producers of containerboard and boxes. We supply raw material to them. He gave some very good examples of why we're trusted, and what we're doing to grow.

So again, our near-term strategies, we want to improve and increase our vertical integration levels, and a large majority of that we based on growing our specialty product portfolio.

And last, we have a very strong balance sheet, as Larry articulated. We have steady free cash flow and we have a generation with reliable dividend. And our near-term strategy, Larry talked about, we are committed to maintaining that dividend and we will consider additional capital returns if there's no compelling growth opportunities exist.

And Larry talked about our first priority is capital growth opportunities that have the right return.

Last is -- or the next step is Larry went into great detail, so I'll -- this is going to be a flip through slide. But what I wanted to show you is as it relates to our core business, core competency and core markets and customers, the farther we stray from the core, the higher the risk profile, the higher the opportunity that we have to create legitimate synergies that it makes sense. Closer to the core, the success rate is much higher. And I will tell you, that is the one single common theme from other CEOs that they said. And one said, if you are far, far away from your 3 core competencies, you ought to expect a 15% reduction in your value of your stock. So again, we know our competencies, we know our core, that's our focus. It doesn't mean that at times we will go stray outside of it. But we will be really diligent in what we do and why and have tremendous synergies and rationale for doing it.

Our strategic path is next. So let's walk through it. There's 3 areas. We've got organic growth, we've got capital expansion, and we've got merger and acquisitions. So we'll talk through 3 of them. Let's talk about organic growth. You've heard all of the 4 business leaders talk about that. It's pretty simple. You got to know your markets, you got to know your customers, what makes them tick, where they're growing and how you align your resources to enable success for your customers. A big driver in that is customer service excellence. So if we are driving excellence in serving our customers' needs and finding ways to address their unmet needs, customers will give us opportunities to grow with them.

And I got a story to share with you. So when I was CEO in 2015, I traveled quite a bit and my belief for myself and our leaders is the expectation is you're active in the market, you visit customers, and Tim Bergwall uses a phrase, leaders should be market makers. Meaning, be in a market, be visible. If you don't know your customers, you don't know your trends, how in the world can you run a business?

So this past year, in the 6 months, I visited 56 customers in the first 6 months with all these gentlemen. And in 2015, I visited a well-known company that you know the name, I'm not going to share it. Specialty chemical, global company. Went in there and we were supplying steel, plastic, IBC drums and flexible bags to this customer globally. And I asked them the same question I ask everybody, how are we performing regarding customer service? And he hit me right between the eyes. He said, you're not very good. He said, in some regions, you're exceptional and in some areas, you stink. And you're inconsistent in your behavior, on pricing, in strategies. You're not acting like a global supplier, you're acting as 4 individual silos serving our customers. So I thanked him very much. Went back, we addressed some of the issues. And what you have seen in strategy and how we're focused is addressing that. And we went back about 6 months with one of our business presidents and the first thing I asked him, are we living up to the vision that we espouse? And I made it really clear, we articulate the vision publicly because that is our bellwether. We want to be performance managed on whether we do what we say we're going to do. And the first thing he says, you're behaving like your vision. You're acting like a global company and you are going to market in a way that is very consistent for our operations. You're not perfect everywhere, but you've come a long way from where you were. And then what he said was most important as the reason why we feel organic growth is aided by customer service. He said, now we can talk not as a tactical relationship where price is a lever. We can talk to you about being a strategic partner to help our business improve and grow together. And that's, in essence, what we're trying to do in customer service excellence. That's it. And it's about all the touch points that we have throughout our organization with all of our customers' touch points in driving excellence, so we develop a strategic relationship to grow as opposed to a tactical relationship.

So that's organic growth. Capital expansion. These gentlemen are going to talk a little bit specifically. But today, we've talked about our core businesses. So our decision agenda in the process starts with where do we want to employ capital. And I think Larry talked about it well. We compete for capital. Capital is earned by the best returns to the overall value to Greif. And right today, we're going to focus on our Rigid Industrial Packaging business. We're going to focus on our global closures and accessory business, and we're going to focus on Paper Packaging. So what's missing is Flexible Products.

As I told you, they are a core business and I explained why. They are not at the stage today based on their trajectory that we believe we're

Exhibit 99.1

going to commit growth capital to that business. They've got plenty upside in organic growth and they've identified a lot of spaces to do that. But today, our growth capital will be in these 3 core businesses.

Now I hope in a year and I hope in 2 years, Hari's going to convince us and his performance is going to convince us that, that will change. And we do reserve the right to make that change. Again, we're committing capital to what's the best value to Greif. I'm agnostic to where it goes. I want to drive value in the company.

So we make that decision. Larry talked about the process of making capital decisions based on risk. It goes into a development standpoint. Here are 6 projects that will drive $15 million to $20 million in operating profit before special items on around $100 million of revenue, a little over $100 million in revenue.

So their focused areas on our priorities, and you'll see it in a minute. What I'd like to do is ask the business leaders to give you a little viewpoint of what those are all about.

So Michael, you want to give us a view on Russia?

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts
Sure. I'll just stand here. First of all, the map is incorrect. It shows Kaluga a long way away from where it actually is. I think we lost something in the translation from kilometers to miles perhaps. But Kaluga is about 70 kilometers southwest of Moscow. Within about 500 kilometers of that plant, we've got 8 major customers driving a lot of volume and a lot of growing demand. The large steel drum market in Russia is growing at 12% to 15% per annum. And it's an attractive market for us. So we're currently installing equipment. And within 6 months, we'll be supplying that market more efficiently because a lot of the volume we're currently supplying from our plant in Vologda and Volgograd is a long way away from the customer base. In fact, we save, on average, about 400 kilometers in delivery time by focusing on delivering from Kaluga. So we're really, really excited about this growth opportunity. It's, as I say, supporting customers in an already attractive market.

Peter G. Watson Greif, Inc. - CEO & President
Thank you, Michael. Ole, do you want to talk about the expansion in IBC?

Ole G. Rosgaard Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - Americas & Global Sustainability
Sure. In North America, you -- we really have 3 main regions of IBC consumption. And you see them here. The one where we don't have a plant at the moment that's in the Gulf region, in Houston, that's the fastest growing region for IBCs in North America. We have a lot of companies going in there with $1 billion investments. We already serve our customers very strongly in that region. We have actually 8 facilities, not IBC, but steel, fiber, plastic, filling. So we all have the substrates there. And now we are responding to market demand by adding a IBC plant in Houston. We have already, due to -- Pete talked about partnership with our customers, we're already in dialogue with a lot of our partners, our customers. And they have already indicated to us that they will be able to frontload the plants. So we have an upside of adding even further capacity in that plant we are building in Houston.

Peter G. Watson Greif, Inc. - CEO & President
Thank you, Ole. Tim, you want to give an example on specialty products?

Timothy L. Bergwall Greif, Inc. - VP & Group President of Paper Packaging & Services and Soterra LLC
Yes. We have a corrugated sheet feeder located in Louisville, Kentucky. And this is a great example of the sheet feeder plus model that I talked about earlier. We've taken a world-class triple wall corrugator and we've combined it with a world-class converting line to make bulk boxes. Industries like agriculture, automotive, things like that. And the team in Louisville has done a great job growing this business on a very simple idea of short lead times in the market, triple wall and bulk boxes have historically had lead times of 2 to 3 weeks. This team has found a way to deliver that in 2 to 3 days. And as a result, they have grown very quickly, and we are now to the point where that line has sold out. And we had many months where our capacity is such that our lead times are creeping out. So we've made the decision to add a duplicate line and expand that plant. So we'll add another bulk box converting line. The triple wall corrugator has enough capacity to supply it. And so we're talking about an enhancement of about $50 million in top line, about $5 million in EBITDA growth over the 5-year runout that we looked at in the business plan. And in addition to that, it will add about 35,000 tons of integration to our mills. So, we are really excited about the project. This team has proven that the model works. We have strategic customers that have already committed to us. They want to grow, so we're very confident in the growth. This plant will be finished by about this time next year. And when you think about that line, it sounds like it's a machine. This is a $17 million expansion. It's a big expansion. Even though it's not a paper mill, fairly capital intensive. So thanks.

Peter G. Watson Greif, Inc. - CEO & President
Thank you, Tim. Just one last note on capital expansion. It's not like the movie Field of Dreams, right and we say build it and they will come.

Exhibit 99.1

These aren't mindless, expanded capacity. This is well-thought-out, well-targeted, customer-centric, market-centric opportunities that we want to take what we do really well in our competencies and add to it to drive value. So last is a review of our mergers and acquisition priorities. So what I'm going to show you should not be any surprise to people that follow us. We've talked about our core. We've talked about our competencies, and we've talked about our core markets. And really this aligns to that. And I think it's really important as we initiate this path to grow, that we are in our space where we can be successful. We have to build a chain of success as we grow this business to grow the bottom line as well as the top line. So we've got 3 categories. First is in steel. So a couple of components of steel. So there are regions that we are in that, based on market demand and customer demand in those regions, that there'll be opportunities to add capabilities in our existing operations. And there are also white spaces, while we have a large product share, there are places around the world and there are regions around the world that there will be opportunities based on where our customers are and where faster trends are that we can able to participate in those white spaces. There's also, as a global footprint, based on migration of products, based on economic shifts that our customers' shifting of production will change. And we have to be ready to optimize our global footprint to mirror demand changes. And that doesn't always mean consolidation. It just means that we have to add capacity and capability in some regions of the world and maybe consolidate and rightsize capacity. We'll continue to evaluate that. And I think we've demonstrated, we've done that. We're not afraid to do it. We'll do it well. Plastics is a faster growing end use market. You saw Ole and Michael talk about the trends in IBCs and also in plastic drums. Those are 2 core products and markets we'll expand to. We've talked about IBC development. You just saw examples of us growing. Another component is IBC reconditioning. So the value in the supply chain in IBCs is not just supplying new cages and new bottles. It's about a collection process and being able to rebottle IBCs in a closed-loop cycle that provides value to our customers. So that is a big part of our strategy going forward to enhance our IBC systems to include reconditioning.

Plastic drum expansion. We've got evidence in Singapore and in India and in North America that we are growing our large drum, medium drum business. There's also trends on jerry cans, small plastic drums that are driving in the agroscience area that, quite frankly, we aren't very strong in. So we'll evaluate those opportunities on a global basis. And lastly, we have a very innovative and very capable global closures and accessory business. The biggest growth trend in that is on the plastic side, which actually serves a little more diverse end use market than our current. It is a smaller business, a very effective business, and we believe we can grow that model and continue to do that.

And last is Paper Packaging. You've heard it. We're an integrated system. We will increase the vertical integration in that business, and the predominant focus will be on how do we do that through specialty product growth, which has Tim talked about. The specialty products have 2x margins for our base corrugated sheet models. And again, just to ensure that you keep this in perspective, the risk profile and the risk investment profile Larry talked about will be used to make sure we make well-thought-out decisions that are in the best interests of Greif.

So with that, we're finished with the last section. I'd like to turn it over for Matt for questions.

QUESTION AND ANSWER SESSION #3
Christopher David Manuel Wells Fargo Securities, LLC
Thanks, Pete. As you went through that, I think it was, 47, 40-plus acquisition component, in kind of a relook, could you maybe talk about what some of the lessons learned or challenges were, say, with -- there's a few big ones you've done the last few years, if I think about flexibles, if I think about reconditioning, if I think about -- what were some of the positives -- in IBCs as well. What were some of the things that you did well? What were some of the things that were big misses? And as you look forward, what might you do differently that way? And then a question for Larry as well, I guess, size, scale with respect to acquisition, should we think about 1 or 2 bigger deals? Or should we think about maybe a series of smaller type transactions?

Peter G. Watson Greif, Inc. - CEO & President
Thank you, Chris. So what I would say is you saw in the process, we've put together a much more diligent investment framework to make decisions. So if you look back where we didn't do as well was we talked ourselves into thinking a business or a company or a product was core and it maybe was -- it wasn't as core as we thought. And another is where we were successful, we had clear integration and synergy capture and a process to do that. And I think where we didn't do as well that wasn't as robust. One more, when you look at people, so when you acquire a business, you're really acquiring talents of people. And so you can look at either we made mistakes in putting the wrong people in place to lead a business or we put really good people in place. And so I think, generally, those are 3 that are pretty pervasive on what happened well and what didn't. And we'll make sure that we learn from those lessons and employ those lessons learned. Larry?

Lawrence A. Hilsheimer Greif, Inc. - CFO & EVP
Chris, I'd supplement one thing that I think was an overarching driver. There was a unhealthy, I'll call it, focus on the top line growth. So it was keep growing that top line. It wasn't that there wasn't attention paid to the bottom line. But it was clear that, at least the teams felt that their message was we need to grow, okay? And it was -- that came through in us chasing business just in the day-to-day organic stuff and selling at margins that we should not have been, but it also played out and remember the acquisitions we did. So I think that will not occur, okay? We're not going to do deals that we don't have a lot of confidence in meeting our overall return metrics, as I went through earlier. Relative to the size of deal, as we went through this and Pete and I have spent a lot of time on this, the 2 of us with our board, with some like you said, talking to some of the external CEOs. I've talked to CFOs. We talked to some of our trusted advisers, that kind of thing. Our desire would be we'd love to do big deals, okay? The challenge is where are they? What are they? And particularly given our current position, antitrust issues obviously become a challenge in our biggest business to do anything big in that space that isn't really just more geographic

Exhibit 99.1

acquisition, that kind of thing. So I'd say a general bias, bigger is better, but a practical reality about what are we going to be able to find that we're happy with and meets our return metrics. And a lot of those things may end up being like fold-ins as we go into different geographic regions or even in the closures business, trying to identify something really large is probably challenging as well. And then on the paper side, you look at that space and trying to get the downstream integration to provide opportunities for some decent deals, but then, it's got to be at a price that makes sense to us, too. So is that responsive?

Peter G. Watson Greif, Inc. - CEO & President
And Chris, one more thing. We don't have any eminent deals in the works. So I don't want to make sure that anybody thinks, "Oh, they've announced this path. They're growing. They've got one going." That's not the case. We're just starting this process.

Christopher David Manuel Wells Fargo Securities, LLC
Pete, the other element too is -- I appreciate the very methodical or planning-oriented approach, but one of the most critical pieces is execution that you'll have to work. So you may have even some of the things that you've done that fit very well or very nice components, maybe it's adding Reconditioning in with steel drums or et cetera. But executing how you've come out the other side could be different. So how do you focus or improve that?

Peter G. Watson Greif, Inc. - CEO & President
That's -- no, you're exactly right. So Doug Lingrel. Stand up, Doug. Doug's our kind of process discipline guru. So we are working on developing, applying the same thing. Take our lessons learned. Take best practices from other people that we respect and we'll develop that. And then I think it's a matter of being disciplined to that and having a more holistic view on integration plans, not just business, not just financial, legal, what are the people human resources elements, whether they're commercial elements if you look at markets. And so we understand that's a big component of it. And it's actually, you can get an average business and the right integration and synergies, execution can make it a lot better. That will be very critical. And we are not finished in that stage, but we will be. As we're done, we can give you a little more insight on that, Chris.

George Leon Staphos BofA Merrill Lynch
Thanks, Pete. Thanks, everybody. George Staphos, BofA. If we go to the projects that you went through earlier, could you comment at all on what you see the relative risk factor might be for one versus the other. Is Kaluga a riskier endeavor than the multi-wall box investment? Is there a way that you can parse, perhaps, how much each of those is or reflects or represents of the $100 million of revenue in the $15 million to $20 million of EBIT? And is Kaluga really a growth opportunity or just a cost-savings opportunity? Because you're now saving on logistics. So that's broadly question one. I thank you and I apologize at the same time. The other question I had, just in terms of Reconditioning. You mentioned it earlier, Pete. You need to have talent. And reconditioning, it's not just as simple as finding a reconditioning business or 2 to help grow the IBC business. There's a lot of IP that goes along with reconditioning. How important is it to maintain that talent? And how do you track that and have it walk away in some of the assets in the first place that you just bought?

Lawrence A. Hilsheimer Greif, Inc. - CFO & EVP
Yes. Maybe I'll start on the risk level part of this because as I've mentioned, Chris Luffler and his team go through the process that we laid out and look at the risk factors. These 3, in terms of risk factor, were relatively similar because they're in our existing business. All of them are already just core. They're in markets that we are already in. The Russian project had a little higher risk factor because of just geopolitical risk factor, but not -- the geopolitical risk in Russia is not all that high. And we feel very comfortable about that market. They're relatively similar-sized projects as well so the return metrics are pretty consistent actually.

Peter G. Watson Greif, Inc. - CEO & President
Very good. I don't think we have much more to comment other than what Larry said. Very clear. In terms -- do you want to question on people on how critical that is in acquisitions, George?

George Leon Staphos BofA Merrill Lynch
(inaudible)

Peter G. Watson Greif, Inc. - CEO & President
Yes, that's a really important part of that. What I'd do is have Ole or Michael comment back because they're in the midst of doing that right now in their existing business.

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts

Exhibit 99.1

I think you're absolutely right. The question is pinpoint accurate. Because the execution of the strategy for IBC is around the reconditioning. And reconditioning is more successful when you have a good partner who understands the whole reconditioning business. And a good example for us has been our Ede Netherlands investment, which is colocated with our joint venture partner who is a reconditioner. So that's the way we see growing the market in the future is to acquire a partnership -- partly acquire businesses, so run them in partnerships. And then we bring our know-how, which is around the cage line and the bottling and the new IBC. And your Kaluga question, while I've got the mic, so to speak. Some of it is cost reduction, and some of it is growth. So there's about 30% of it or so which is volume that we've already got that we're going to transfer to that plant to the baseload.

Gary Merwitz Investment Counselors of Maryland, LLC
Good morning. I was just wondering if you could talk more about the 2020 target at a department-focused level. In other words, Ole, you talked earlier about you have your own kind of internal targets that are much higher, and you kind of work towards reaching those. Actually was wondering if each of you could kind of talk through what you do internally and maybe some of the struggle between the departments versus Larry in terms of developing the 2020 target and maybe what you're most optimistic about and maybe what you're most kind of what are the greatest challenges in achieving them?

Ole G. Rosgaard Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - Americas & Global Sustainability
So what I work with, with our -- RIPS team, is we like to work with stretch targets. Whether it's sports or whatever, you have to set yourself a stretch target. And we work with a warrior mindset. You want to reach that podium. You want to get that gold. So that's our starting point. So we have agreed in the team a starting point which is 2020, where do we want to be in 2020. And we have some very ambitious targets for that. And then we work our way backwards. And at the moment, we're in the middle of a strategy process where all our leaders come together. And we do that once a month, and we will end that in August, developing a fairly, somewhat high-level strategy in terms of how we're going to reach that target. And then we focus on what activities, what lead activities do we need to perform and in which areas to reach those targets. Let me give -- I mean, let me give an example back to sports again. If you say to yourself, "Okay, I want to win gold." And your coach agrees and all that and you start training. So you'll dimension all your training efforts towards reaching that gold. And then you have a pretty good chance. And maybe you want to even go further and say, "No, I want to beat the world record." And then you'll gear all your daily activities around that. If you, on the other hand, didn't have a warrior mindset and you said to yourself or your coach said, "No, we'll be happy with a bronze medal." And then you dimensioned your activities around that, you're definitely not going to get gold and you certainly are not going to beat any world records. So -- but that's the kind of approach we take to the business. And what we will do going forward is that we will use the 3-year strategy we're putting together now as a rolling strategy. So every year, before we get into the budget season, we're going to review our strategy. We're going to do a post-action review on what worked, what didn't work in the prior year, and we will then add a year to the strategy so it becomes a rolling strategy. And that's kind of from a high level, how we approach that. And we've got the whole team behind that. We have a great team of very competent people, and they're working very diligently on putting the right focus areas and the right activities together in order to reach the internal commitments that we've given through Larry and Pete.

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts
For the other part of this business, we have a plan in place to get to 2020 and beyond. We look at the business from a market economics competitive positioning point of view, so the profit pool. And we know where we're planning to grow, and we run 2 different levels. You've heard these terms during the morning. We have decision agendas and we have delivery agendas. So decision agendas are generally our ideas on how we want to grow, unapproved ideas. And then the delivery agenda becomes an absolute commitment. So when we take those agendas and we translate them into 2020, we've got every confidence that we can achieve those.

Timothy L. Bergwall Greif, Inc. - VP & Group President of Paper Packaging & Services and Soterra LLC
I think the only thing I would add to that, from the paper perspective, is we have of 5- and 10-year capital plans for our plants. And so we've set the goals and the 2020 numbers from the bottoms, up. So it's very much baked in reality. There is a stretch but it's baked in reality of what we know we're going to do in the business from a capital perspective. And there is an assumption there that most of those things will get approved. But when we look at those numbers, we don't include any outside inorganic growth. It's primarily capital-driven process improvements we want to make, certainly taking the market in mind and then saying what can we accomplish organically.

Gary Merwitz Investment Counselors of Maryland, LLC
I guess my quick follow-up is just are there components of your plan that you have the greatest level of confidence in? And then where are you most concerned? What's your kind of sweep to keep you up at night question?

Michael Francis Cronin Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - EMEA, APAC, GPA & Global Key Accounts
I would say to you that the components, like the marginal improvements. Everything is -- we do a lot of things and we do them very well, and they all add up. So there's not one critical factor. I would say though the thing that keeps me awake is execution of all of those plants. So

Exhibit 99.1

the execution is spread around a number of my team. So there's no magic bullet in there that if it doesn't happen, we won't get to 2020 the way we want to, there's a number of things.

Ole G. Rosgaard Greif, Inc. - SVP & Group President of Rigid Industrial Packaging & Services - Americas & Global Sustainability
Equally, I'm just as confident. There's no holy grail in business. It's a multitude of activities and things you're working on. Just going back to the plant in Houston. We have an infrastructure there, we have 8 facilities already. We have great teams down there. And we have customers who want to do business with us there, and there's a demand there. So there's very low risk in there. There's nothing that keeps me awake at night, but what I focus on is really team, it's the people, to make sure that we are organized right all the time. So we have a bus full of people. Have we got the right people in the bus at all times? Are they sitting in the right seat? Are they performing at their maximum? Is everybody a little bit out of their comfort zone all the time? Because you have to be a little bit out of your comfort zone to get peak performance. So it's very much focusing on the team and making sure that Michael and I, we are there for our teams to make sure that we clear the minds before the team enters the battlefield, so to speak. And that's one of our biggest tasks, really, is to take care of our teams and to make sure they perform at their optimum all the time.

Hari Kumar Greif, Inc. - VP & Division President of Flexible Products & Services Greif, Inc. - VP & Division President of Flexible Products & Services
For the Flexible business, as you all know, would be, in the past, Greif's trying to do business. So we're doing a lot better now. I'm confident that if we continue this trajectory, we will get to that run rate target. So there's a slight difference for 2020 FPS, the Flexible business is on a run rate basis. So we have some margin there or some cushion there. And just building on what Michael and Ole said, I really believe that the flexible team is really strong, very young, very talented and super committed. So if we continue this performance, which I believe we will, then we should be able to hit it.

Timothy L. Bergwall Greif, Inc. - VP & Group President of Paper Packaging & Services and Soterra LLC
Yes. I would echo the comments, so I think that I don't see a lot of risk in achieving that 2020 plan. The people, the leaders in our business, we don't see any -- don't foresee any turnover in the near future. So we've got a very strong team and they're executing. I would almost come back to a question George asked about some of the expansions and some of the risk. When I look at a sheet feeder, and the expansion in Louisville, Kentucky is a great example, if we were not to add that second line, that adds more risk because we begin to jeopardize our value proposition. So we need to make sure that we're able to do the things in our businesses that we need to do to maintain that value proposition in the market. And so far, we've gotten great support from everybody.

Peter G. Watson Greif, Inc. - CEO & President
And Gary, I'll just sum it up with 2 words: highly confident.

Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications
I think you had a question.

Daniel Jacome Sidoti &Co., LLC
Yes, 2 last questions for Larry. Just remind us again if you saw a compelling M&A opportunity tomorrow or next quarter, where can you take leverage joined in your covenants, like your max out? And then I had a question to timberland as well.

Lawrence A. Hilsheimer Greif, Inc. - CFO & EVP
Yes. So if we found a business and let's say, paid 8x EBITDA, we could add $1 billion and not be in violation of our covenant.

Daniel Jacome Sidoti &Co., LLC
Okay, fantastic. And then on timberland, you mentioned that briefly, I'm assuming pretty nice collateral backstop, I guess, with your lenders. But thinking about the optionality of it as well and monetization. Just hypothetically, what's a good baseline value per acre to think about it? Do you guys look at that stuff transaction-wise?

Lawrence A. Hilsheimer Greif, Inc. - CFO & EVP
Yes. And then we watch what goes on. And we've been saying and I don't think that it's really changed. It's somewhere probably between $1,800 and $2,100 an acre, somewhere in that range.

Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications

Exhibit 99.1

While I got you standing, I had a question come in. There was some form 4 filings? Is there anything recent?

Lawrence A. Hilsheimer Greif, Inc. - CFO & EVP
Well, I think a few years ago, somebody, one of our -- well, a number of people in the audience and others. And gee, I can't believe you're buying all this stock in a cycle, I'm extremely confident in what we're doing. And I would just repeat it again, yes, I bought some more, and Pete bought some and board members bought some. We're confident in what we've got in front of us. So I don't know how else to express it.

Matt Eichmann Greif, Inc. - VP of IR & Corporate Communications
Okay, Pete? And closing comments then, please.

Peter G. Watson Greif, Inc. - CEO & President
Very good. Well, we've had a long day and I appreciate your attention. We've gone over a lot of material. I just want to say a few closing comments. We made great strides in the past 2 years. I am very confident in this team, not only in the gentlemen here and the team members in the back but our global team. We've got great people around the world. Very confident in we're trying to achieve. Our strategy is sound. It's fundamental, and we're starting to see progress. And our future is very bright at Greif because of our people. I want to thank you for taking the time to spend your precious time with us here those of you in attendance today. Also many people on the web, thank you for participating. We look at it and we talk about customer service excellence. You guys, the investment community, are one set of our customers that are very important to us. What you do, the role you play to help Greif and help sell Greif and what we can achieve is really critical to the valuation of our company. So we thank you for that. We did a perception study recently. Many of you participated. We thank you for that. We take that very seriously. We listen to your feedback. We went over that with our team and the Board of Directors, and we acted on it. So we will listen to you. We want to understand what we can do to create better value for you guys, and we encourage you to continue to give us that feedback. That's how we learn. It's no different than talking to one of our customers. We need to have the humility to listen and learn and act. And so thank you for that.

After this day, you will get a survey, and we'd like your candid feedback on what you think we did well, but more importantly, what we can do better on next Investor Day so we can make sure your time is spent wisely. So in following, I would like to just make this point: our vision speaks to our journey. And our vision ultimately will be the reason we are successful. And I'll end with our vision is in industrial packaging, we will be the best performing customer service company in the world. What I want to do is thank you for your time very much and have a great day.

The team members will be available for lunch and we'd love to talk to you as long as you want to stay here. So thanks a lot.